UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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AMERICAN CAMPUS COMMUNITIES, INC.

(Name of Registrant as Specified in Its Charter)

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AMERICAN CAMPUS COMMUNITIES

Where students love living.®

Proxy Statement and Notice of 2018 Annual Meeting

12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
March 21, 2018
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of American Campus Communities, Inc. to be held at 8:30 a.m. (Central Time) on Thursday, May 3, 2018, at our corporate office located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.
As American Campus Communities’ Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe that the Company’s well-positioned balance sheet, sound strategic business plan, and stable operating performance are all key factors in the Company’s continuing success.
Our Board is comprised of eight highly-qualified and experienced leaders, led by an independent Chairman of the Board. A healthy focus on corporate governance is vital to the Company and its stockholders, and we are committed to ensuring that each of our Board members brings a robust and balanced skillset of diverse perspectives, capabilities and experience to his or her role. The Board recognizes an opportunity is to further diversify the gender and ethnicity of directors and has recently engaged an executive search firm to assist us in identifying qualified director nominees in that effort.
We appreciate your interest, investment and support and believe that thorough and constructive dialogue with our stockholders serves to strengthen our approach to corporate governance and our overall business. During 2017, senior management and directors engaged in a proactive outreach program, communicating with stockholders regarding a variety of governance topics more fully discussed on page 14. These meetings helped to inform our views and were considered in the processes that set our governance practices and strategic direction. Following the formal business session of our Annual Meeting of Stockholders, there will be an opportunity for questions of general interest to the stockholders.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.
On behalf of the Board of Directors,
Sincerely,
/s/ Edward Lowenthal
Edward Lowenthal
Independent Chairman of the Board

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2018
To the Holders of Common Stock of
AMERICAN CAMPUS COMMUNITIES, INC.:
The 2018 Annual Meeting of Stockholders of American Campus Communities, Inc., a Maryland corporation, will be held at our corporate office located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas, on Thursday, May 3, 2018, at 8:30 a.m. (Central Time) to consider and take action upon the following:

(i)	To elect eight directors to a one-year term of office expiring at the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii)	To approve the American Campus Communities, Inc. 2018 Incentive Award Plan;

(iii)	To ratify Ernst & Young LLP as our independent auditors for 2018;

(iv)	To hold an advisory vote on executive compensation; and

(v)	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
The enclosed proxy card is solicited by the Board of Directors, which recommends that our stockholders vote FOR the election of the nominees named therein, FOR approval of the American Campus Communities, Inc. 2018 Incentive Award Plan and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent auditors, recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditors for 2018. Please refer to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.
The Board of Directors has fixed the close of business on March 12, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy card in the postage-prepaid envelope provided. Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.
By Order of the Board of Directors,
/s/ Daniel B. Perry
DANIEL B. PERRY
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Austin, Texas
March 21, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 3, 2018

This Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the
fiscal year ended December 31, 2017, are available in the Investor Relations section of our website at www.AmericanCampus.com under “SEC Filings.”

i

ii

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
__________________________
PROXY STATEMENT
__________________________
The accompanying proxy card, to be mailed to stockholders together with the Notice of Annual Meeting of Stockholders and this Proxy Statement on or about March 26, 2018, is solicited by the Board of Directors of American Campus Communities, Inc. (the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 3, 2018.
PROXY STATEMENT SUMMARY
The following summary highlights important information you will find in this Proxy Statement regarding matters to be considered at the Annual Meeting. As it is only a summary, please read the other information contained in this Proxy Statement before you vote.
Governance Highlights
The Board of Directors and the Company are committed to strong corporate governance which promotes the long-term interests of stockholders, strengthens management and director accountability and helps to maintain public trust in the Company. The "Governance of the Company" section, beginning on page 14, describes the governance framework, which includes the following highlights:

• Separate Chief Executive Officer and Independent Chairman of the Board	• Risk oversight by full board and committees and independent Risk Committee

• Annual election of directors by majority vote, with a plurality carve-out in the case of contested elections	• No directors or executive officers involved in material related party transactions

• Prohibition on a classified board structure
•    Director and senior officer stock ownership guidelines, which include a prohibition on the sale by senior officers of vested restricted stock awards until the applicable ownership guideline has been met, and a requirement that the Chief Executive Officer own common stock having a market value of at least six times his annual base salary

• Independent directors comprise almost 90% of the Board and 100% of the Audit, Compensation, Nominating and Corporate Governance, and Risk Committees

•    Robust director selection process, which resulted in a new independent director joining the Board during 2018 and the retention of a third party to assist in identifying additional Board members to complement Board diversity
• Limits on board service

• Regular director performance assessment and annual board and committee evaluations	• Prohibition on repricing options and stock appreciation rights

• Ongoing succession planning for directors, the Chief Executive Officer and other executive officers	• Prohibition on cash buyouts of underwater options and stock appreciation rights

• Independent directors approve the primary risk policies as reflected in the charter of the Risk Committee	• Anti-hedging and anti-pledging policies

• Regular executive sessions of independent directors	• Clawbacks to recoup compensation

2017 Executive Compensation
The Company’s executive compensation programs are designed to attract, retain and motivate talented executives, to reward executives for the achievement of pre-established Company and tailored individual goals consistent with the Company’s strategic plan and to link compensation to Company performance. Executives are primarily compensated through base salary, annual cash incentive compensation and long-term equity incentive compensation. The Company’s executive compensation philosophy emphasizes performance-based incentive compensation over fixed cash compensation so that the vast majority of total direct compensation is variable and not guaranteed, as displayed below in the visual diagram of 2017 target compensation for the Chief Executive Officer, or CEO, and other named executive officers or NEOs. In addition, a significant percentage of incentive compensation is in the form of equity awards granted to reward past performance. Although these performance-based equity awards are fully earned at the time of grant, a substantial portion of the awards vests over time, furnishing additional retention benefits and achieving enhanced alignment with stockholders. We believe this structure appropriately focuses the executive officers on the creation of long-term value and encourages prudent evaluation of risks.

Pay-At-Risk: 2017 Direct Compensation Target

2017 Executive Compensation Decisions
In 2017, compensation decisions once again reflected strong alignment between pay and performance. In determining the incentive compensation paid to active named executive officers for 2017, the Compensation Committee rigorously evaluated Company and individual performance relative to the pre-established measures and goals under the annual cash and long-term equity incentive plans.
For 2017, annual cash incentive compensation for named executive officers was subject to each executive’s individual performance, departmental performance, the overall performance of the Company and the advancement of the Company’s long-term strategic initiatives. The determination reflected the achievement of pre-established measures related to transactional, operational, financial and strategic objectives that served as the underlying assumptions in the Company’s stated earnings guidance, such as growth of net operating income, or NOI, operating margin improvement, the achievement of development yields, quality external growth, targeted dispositions and rental revenue growth. The determination also considered advancement of pre-established strategic initiatives and the Company’s short-term and long-term total stockholder returns relative to appropriate market indexes.
Also for 2017, 50% of the value of long-term equity incentive awards for named executive officers was determined exclusively by achievement of absolute total stockholder return (“TSR”), relative TSR and funds from operations-modified, or FFOM, per share. These quantitative performance metrics are not subject to Compensation Committee or Board discretion. The other 50% was predicated on performance metrics that enable the Compensation Committee to exercise discretion in rewarding actions that preserve long-term stockholder value while discouraging excessive risk-taking. The Compensation Committee and the independent members of the Board believe that this equal weighting between a fixed quantitative evaluation of performance and a more qualitative evaluation provides the appropriate incentive structure and balance to drive long-term stockholder value and discourage excessive risk-taking. The Compensation Committee and the independent members of the Board will continue to evaluate the long-term incentive plan in the context of the overall executive compensation program, business needs and feedback from stockholders.
In 2017, the Company accomplished significant financial objectives and milestones, including:

•	Setting record levels in total revenue and FFOM

•	Leading the sector in leasing for the 13th consecutive year (setting the stage for the 14th consecutive year of same store rental revenue growth in 2018)

•	Producing same store NOI growth for the 13th consecutive year (every year since becoming a public company in 2004)

•
Improving same store property NOI margin and achieving total NOI margin of 55.3% (achieving the Company’s 55% margin goal in three years, in relation to the three-to-five year timeline laid out in 2014),

•	Producing FFOM per share growth over the prior year

•	Delivery of 10 new owned development projects into service on-schedule, totaling $609.2 million in development cost, the largest development delivery year in the Company’s history
A reconciliation of net income to FFOM and NOI for the year ended December 31, 2017, is contained in the 2017 Annual Report on Form 10-K and in the earnings release furnished on a Current Report on Form 8-K filed on February 21, 2018.
This discussion of the Company, its business and individual measures are used in assessing performance. These measures are discussed in the limited context of the executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance. We caution you not to apply the statements or disclosures made in this CD&A in any other context.
The year also included unanticipated challenges, including a more difficult than expected lease-up, primarily due to the impact of new student housing supply in three markets, and significant expenses associated with Hurricanes Harvey and Irma. With these challenges, the Company did not meet pre-established targets for rental revenue growth, same store NOI growth or FFOM per share, and the Company’s 14.4% decrease in total stockholder return did not meet the pre-established TSR threshold. The named executive officers did, however, achieve many of the individual performance objectives and many of the pre-established transactional, operational, financial and strategic objectives that served as the underlying assumptions in the Company’s stated earnings guidance.
As displayed graphically below, reflecting the Company’s performance-based compensation philosophy, CEO total incentive compensation decreased over 27% for the 2017 performance year versus a 14.4% decrease in the Company’s TSR. Compared to the 2015 performance year, CEO incentive compensation decreased 7.9% while the Company’s TSR since 2015 increased 6.8%, reflecting strong alignment between pay and performance as detailed in “Executive Compensation—Compensation Discussion and Analysis.”
3-Year CEO Incentive Compensation

2017 Compensation Practices at a Glance

✓ DO align pay and performance by linking a substantial portion of compensation to the achievement of pre-established performance measures that drive stockholder value	✗ DO NOT base incentive awards on a single performance measure, thereby discouraging unnecessary or excessive risk-taking
✓ DO provide executive officers with the opportunity to earn market-competitive compensation through a mix of cash and equity compensation, with strong emphasis on performance-based incentive awards	✗ DO NOT provide guaranteed minimum payouts or uncapped award opportunities
✓ DO have a robust peer selection process and benchmark executive compensation to target the median of the comparative group of peer companies	✗ DO NOT reprice or permit cash buyouts of underwater stock options
✓ DO require executive officers and directors to own and retain shares of common stock that have significant value to further align interests with stockholders	✗ DO NOT provide executive officers with excessive perquisites or other personal benefits
✓ DO enhance executive officer retention with 5-year vesting schedules for equity incentive awards earned for prior-year performance	✗ DO NOT provide executive officers with pension or retirement benefits other than pursuant to a 401(k) plan and a deferred compensation plan
✓ DO enable the Board to “claw back” incentive compensation in the event of a financial restatement pursuant to recoupment policy	✗ DO NOT permit executive officers or directors to engage in derivative or other hedging transactions in the Company’s securities
✓ DO prohibit new tax gross-up arrangements under anti-tax gross-up policy	✗ DO NOT provide accelerated vesting upon a change of control under the 2010 or 2018 Incentive Award Plans
✓ DO maintain a Compensation Committee comprised solely of independent directors
✓ DO engage an independent compensation consultant to advise the Compensation Committee on executive compensation matters and establishing an appropriate peer group

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:
Election of eight directors to hold office for a one-year term, ratification of Ernst & Young LLP as the Company’s independent auditors for 2018, approval of the American Campus Communities, Inc. 2018 Incentive Award Plan and approval of an advisory vote on executive compensation.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 12, 2018, are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:
Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, the proxy holders named on your proxy card will vote your shares in favor of all of the director nominees, in favor of the ratification of Ernst & Young LLP as the Company’s independent auditors for 2018, in favor of the American Campus Communities, Inc. 2018 Incentive Award Plan and in favor of approval, on an advisory basis, of the compensation of the named executive officers. You may change your vote or revoke your proxy at any time before the Annual Meeting by submitting written notice to the Secretary, submitting another proxy that is properly signed and later dated or voting in person at the Annual Meeting. In each case, the later submitted votes will be recorded and the earlier votes revoked. If you hold your shares in street name, please follow the procedures required by your bank, broker or other nominee to revoke a proxy. You should contact that firm directly for more information on these procedures.

Under New York Stock Exchange rules, the proposal to ratify the appointment of independent registered public accountants is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.
In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than the proposals described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Q:	Is my vote confidential?

A:
Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

Q:	Who will count the vote and how are votes counted?

A:
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and withheld votes and abstentions. In order to be elected as a director, a nominee must receive a majority of the votes cast at the Annual Meeting at which a quorum is present. For election of directors, abstentions and broker non-votes will not affect the vote outcome. In order for Ernst & Young LLP to be ratified as the Company’s independent auditors for 2018, for the American Campus Communities, Inc. 2018 Incentive Award Plan to be approved and for the advisory vote on executive compensation to be approved, the respective proposal must receive a majority of the votes cast at the Annual Meeting at which a quorum is present. For ratification of the independent auditors for 2018, an abstention will have the same effect as an “Against” vote and, as this is a routine matter, there will not be any broker non-votes. For approval of the American Campus Communities, Inc. 2018 Incentive Award Plan and approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome. “Broker non-votes” are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares that are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Q:	What constitutes a quorum?

A:
As of the record date for the Annual Meeting, 136,663,257 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum.

Q:	Who can attend the Annual Meeting?

A:	All stockholders of record as of March 12, 2018, can attend.

Q:	Who pays for this proxy solicitation?

A:
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company’s common stock in their names that are beneficially owned by others to forward to these beneficial owners. Persons representing beneficial owners may be reimbursed for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. The Company will not pay any additional compensation to directors, officers or employees for such services.

PROPOSAL 1 –
ELECTION OF DIRECTORS

The Board recommends you vote FOR each of the nominees listed.
ELECTION OF DIRECTORS
There are currently eight directors on the Board, William C. Bayless, Jr., William Blakeley Chandlee III, G. Steven Dawson, Cydney C. Donnell, Edward Lowenthal, Oliver Luck, C. Patrick Oles, Jr., and John T. Rippel, each of whom has been nominated as director. The employment agreement with Mr. Bayless provides that he will be nominated as a director. See “Executive Compensation – Employment Contracts.” Directors elected at the Annual Meeting will hold office for a one-year term.
All nominees have consented to serve as directors. The Board has no reason to believe that any of the nominees will be unable to act as director. However, if a director is unable to stand for re-election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Directors are elected by a majority of the votes cast at the Annual Meeting. Each share of common stock is entitled to one vote for each of the eight director nominees. Cumulative voting is not permitted.
BOARD OF DIRECTORS
Board Composition
The Nominating and Corporate Governance Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of the business. Each of the nominees for election as a director at the Annual Meeting holds or has held senior executive positions in large, complex organizations and has experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each director also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.
The Nominating and Corporate Governance Committee also believes that each of the nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The Nominating and Corporate Governance Committee takes into account diversity considerations (as discussed below in “Board Diversity”) in determining the director nominees and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations. Each of the nominees, other than Mr. Bayless, is independent of the Company and its management.
In addition to the above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors.

William C. Bayless, Jr. has been Chief Executive Officer since October 2003 and also served as President from October 2003 to January 2017. Bill is a co-founder of the Company and participated in the founding of the student housing business of its predecessor entities. Bill served as Executive Vice President and Chief Operating Officer of the predecessor entities from July 1995 to September 2003, where he directed all aspects of the predecessor entities’ business segments including business development, development and construction management, acquisitions and management services. He served as the Company’s Vice President of Development from the inception of the predecessor entities in 1993 until July 1995. Bill served as the Director of Operations for Century Development’s student housing division from 1991 to 1993. From 1988 to 1991, Bill served as the Director of Marketing responsible for business development and marketing for the student housing division of Cardinal Industries. Bill began his career in student housing with Allen & O’Hara where he held the positions of Resident Assistant, Resident Manager and Area Marketing Coordinator from 1984 to 1988. Bill was instrumental in the formation of American Campus Charities Foundation, which supports charitable activities focused on disadvantaged youth and education in the Company's hometown of Austin, Texas, as well as in the local markets served by the Company's communities. The Foundation has raised in excess of $1 million for the causes consistent with its focus.  Bill also currently serves on the Board for the Rise School of Austin, which provides high quality early childhood education for gifted, traditional and developmentally delayed children in an inclusive setting, using individualized learning techniques. He received a B.S. in Business Administration from West Virginia University. Age: 53.
Areas of Relevant Experience: Ability to lead the organization; detailed knowledge and unique perspective and insights regarding the student housing industry and the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of the Company and the business.

William C. Bayless Jr. CEO & Director since 2004 Committees: Executive

William Blakeley Chandlee III has been the Executive Vice President of Outcome Health, a health information provider, since March 2017 and was Vice President of Facebook from 2007 to February 2017, where his role included identifying, launching and scaling organizational structure, systems and teams required to most effectively and efficiently manage and support the largest agency and client relationships across the world via regionally distributed teams in the US, London, Singapore and Sao Paolo. Prior to joining Facebook, Blake worked at Yahoo! UK Ltd, where he was Commercial Director, UK and played an instrumental role in setting the strategic direction of the organization and managing the various sales teams calling on agencies and clients in the UK marketplace. He has also been part of various founding teams resulting in several new companies that focused on the intersection of consumers and media. Blake received a B.S. from Gettysburg College. Age:  51.
Areas of Relevant Experience: Technology and social marketing; business development and leadership.

William Blakeley Chandlee III Director since 2017 Committees: Risk, Nominating and Corporate Governance

G. Steven Dawson is a private investor focused on real estate, energy, financial services and other commercial interests in the US and Canada. He has significant experience serving on the boards of directors of both public and private companies. From 1990 to 2003 he served as the Chief Financial Officer of Camden Property Trust (NYSE:CPT) and its predecessors. Camden is a large multifamily REIT based in Houston with apartment operations, construction and development activities throughout the United States. During the period from 2011 to 2013, Steve served in various capacities, including as president, CEO and trustee, for a private Canadian REIT that owned manufactured housing communities in the US. Steve currently serves on the boards of Cohen & Co. (NYSE American: COHN), a financial services firm with fixed income and structured credit securities trading operations in the U.S. and Europe, and Medical Properties Trust (NYSE: MPW), a hospital/healthcare REIT with acute care properties in the US and Europe. Steve holds a degree in business from Texas A&M University, where he serves on the Real Estate Roundtable of the Mays Graduate School of Business. Age: 60.

Areas of Relevant Experience: Financial reporting; accounting and controls; REIT management, real estate operations and development; manufacturing

G. Steven Dawson Director since 2004 Committees: Audit, Compensation

Cydney C. Donnell has been the Director of Real Estate Programs and an Executive Professor at the Mays Business School of Texas A&M University, and has served as Associate Department Head of the Finance Department since February 2011. Cydney has taught various subject matters, including real estate finance, investments and corporate governance, since August 2004. Cydney was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc. Cydney served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager from 1992 to 2002 and Vice-President and Analyst from 1986 to 1992. Cydney served on the Board of European Investors Holding Company from 1992 to 2005. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in Dallas from 1983 to 1986. Cydney currently serves on the board of Pebblebrook Hotel Trust (NYSE:PEB), a hotel REIT. She served on the Board of Directors of Madison Harbor Balanced Strategies Inc., a closed-end investment fund registered under the Investment Company Act of 1940 and a REIT from 2005 to 2017. In 2007, Cydney was appointed to the Employees Retirement System of Texas Board of Trustees by Governor Rick Perry. Cydney has served on the Board and Institutional Advisory Committee of the National Association of Real Estate Investment Trusts, or NAREIT. She has also served in various leadership capacities for The Association of Former Students of Texas A&M University and the Junior League of the City of New York. Cydney received a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University. Age: 58.
Areas of Relevant Experience: Financial investment and services; REITs; corporate governance; university operations.

Cydney C. Donnell Director since 2004 Committees: Compensation, Executive, Risk

Edward Lowenthal has served as the Independent Chairman of the Board since August 2015. He has been President of Ackerman Management LLC since April 2002, a private investment management and advisory company with particular focus on real estate and other asset-based investments. Ed was a founder and served as the President of Wellsford Real Properties, Inc. (NYSE:WRP) from 1997 until 2002, which owned and operated multifamily apartments throughout the United States. Ed currently serves as a director of Omega Healthcare Investors, Inc. (NYSE:OHI), a healthcare REIT, and served as a director of Desarrolladora Homex, S.A. de C.V. (NYSE:HXM), a Mexican-based home builder, from 2004 to 2013. Ed serves as non-executive Chairman of Tiburon Lockers, Inc., a privately-held owner and operator of rental locker systems, and as a trustee of The Manhattan School of Music. He received a B.A. degree from Case Western Reserve University and a J.D. degree from Georgetown University Law Center, where he was an editor of the Georgetown University Law Journal. Age: 73.
Areas of Relevant Experience: Real estate investment and development; REIT management; law.

Edward Lowenthal Director since 2004 Committees: Executive, Compensation, Nominating and Corporate Governance

Oliver Luck has served as Executive Vice President for Regulatory Affairs and Strategic Partnerships of the National Collegiate Athletic Association (NCAA) since January 2015. From 2010 to January 2015, he was the Athletic Director of West Virginia University. From 2006 to 2010, Oliver was the President/General Manager of the Houston Dynamo of Major League Soccer. From 2001 to 2005, Oliver was the Chief Executive Officer of the Harris County-Houston Sports Authority, where he oversaw the financing, construction and management of professional sports and entertainment infrastructure in Houston, including Minute Maid Park, Reliant Stadium and Toyota Center. Oliver worked for the National Football League from 1990 to 2001, where he served in a variety of positions, including Vice President of Business Development and President and Chief Executive Officer of NFL Europe. Oliver played quarterback for the Houston Oilers from 1982 to 1986. He is currently a member of the National Football League Player Safety Advisory Panel, and served as a member of the College Football Playoff Selection Committee and in various capacities in a number of university and community associations. He was a finalist to be a Rhodes Scholar, a National Football Foundation Scholar and a two-time Academic All-American who received a B.A. degree from West Virginia University and a J.D. degree from University of Texas School of Law. Age: 57.

Areas of Relevant Experience: University management; business development and leadership; law.

Oliver Luck Director since 2012 Committees: Nominating and Corporate Governance, Risk

C. Patrick Oles, Jr. has been the President and Chief Executive Officer of Barshop & Oles Company, a privately-owned, Texas-based commercial real estate development, investment and management firm, since 1983. Pat served on the senior staff of the Governor of Texas, William P. Clements, Jr., as Director of Governmental Appointments, from 1980 to 1982. Pat has been involved in numerous governmental, business and civic organizations, including ten years of service on the Board of Directors of the Lower Colorado River Authority and as a founding member and Chairman of the Board of Trustees of the Texas Parks & Wildlife Foundation. He was a member of the Advisory Board of Directors of JPMorgan Chase, Chairman of the local chapter of the Young Presidents Organization and a Trustee of the Texas Nature Conservancy. Pat currently serves as a member of the Board of Directors of SouthWest Water Company, a privately-owned provider of water and wastewater services, as a member of the Executive Committee of the Seton Fund, as a member of the Development Board of the McCoy College of Business Administration of Texas State University and as Chair of the UT Elementary School Development Council. Pat received a B.B.A. from the University of Texas at Austin, and now holds the McCoy Professorship for Studies in Entrepreneurship in the McCoy College of Business Administration at Texas State University. Age: 63.

Areas of Relevant Experience: Real estate investment and development; governmental interactions.

C. Patrick Oles Jr. Director since 2014 Committees: Audit, Executive

John T. Rippel is a founding partner of Alliance Residential Company, one of the largest private U.S. multifamily companies, and has been its Chief Investment Officer since 2001 with responsibility for identifying development opportunities and directing the acquisition process for existing communities throughout the country. John began his multifamily career in 1982 as the partner in charge of south Texas development and acquisition for Trammell Crow Residential. In 1994, he led his division to the successful initial public offering of Gables Residential, where he served as a director and its President and Chief Operating Officer. Prior to joining Trammell Crow Residential, John was a CPA with Kenneth Leventhal Company, a national public accounting firm which is now a part of Ernst & Young. John obtained his BBA from the University of Texas at Austin. Age: 63.

Areas of Relevant Experience: Real estate investment and development; REIT management; financial reporting.

John T. Rippel Director since 2018 Committees: Audit

Consideration of Director Nominees
The Nominating and Corporate Governance Committee will consider appropriate nominees for director whose names are submitted in writing by a holder of the Company’s common stock. Nominations must be addressed to Chairman of the Nominating and Corporate Governance Committee, c/o American Campus Communities, Inc., 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738, indicating the nominee’s qualification and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in the Company’s bylaws.
The Chairman of the Board or the Chief Executive Officer or Board of Directors may call a special meeting of the stockholders. A special meeting of stockholders will be called upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, provided that such written request complies with the requirements set forth in the Company’s bylaws.
The committee considers nominees for the Board from any reasonable source, including current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee did not retain any third party in connection with the identification of the current nominees for director, but in 2018 has retained an executive search firm to assist in identifying additional Board members to advance the Board’s diversity goals, as discussed in “Board Diversity” on page 18.
Each of the current directors has been nominated for election as director at the 2018 Annual Meeting.

GOVERNANCE OF THE COMPANY
Board Independence and Meetings
Board Governance Documents. The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics. To view the committee charters, corporate governance guidelines and code of business conduct and ethics, please visit www.AmericanCampus.com. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote the highest standards of integrity, are sound and represent best practices. The Board of Directors periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities.
Independence. Currently, the Board has eight directors. The Board of Directors has determined, after considering all of the relevant facts and circumstances, that seven current directors (Messrs. Chandlee, Dawson, Lowenthal, Luck, Oles and Rippel and Ms. Donnell) are independent, as “independence” is defined by the New York Stock Exchange. This means that none of the independent directors has any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Board has a majority of independent directors on the Board as required by the listing requirements of the New York Stock Exchange.
Executive Sessions. Non-employee directors have regularly scheduled executive sessions in which they meet without the presence of management or management directors. These executive sessions typically occur after each regularly scheduled meeting of the Board of Directors. Any independent director may request that an additional executive session be scheduled. The presiding director of these executive sessions is the Independent Chairman of the Board, Mr. Lowenthal.
Board Leadership Structure; Separate Independent Chairman of the Board
Since the 2004 IPO, the roles of Chief Executive Officer and Chairman of the Board have been separate. Currently, Mr. Lowenthal serves as the Chairman of the Board and Mr. Bayless serves as a director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for us at this time because it makes the best use of Mr. Lowenthal’s skills and experience gained over a distinguished career, including as a founder and President of Wellsford Real Properties, Inc.
Board’s and Committees’ Roles In Risk Oversight
The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational (including those related to cybersecurity), financial (accounting, credit, liquidity and tax), legal, regulatory, compliance, health, safety and environment, and reputational risks. The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized in the following Board Committee table. Each committee meets in executive session with key management personnel and representatives of outside advisors (for example, the head of Internal Audit meets in executive session with the Audit Committee).

Board Committees
The following table identifies each committee of the Board, its key function, its primary areas of risk oversight and the number of meetings held during 2017. A copy of the charter for each of these committees is available on the Company’s website at www.AmericanCampus.com.

Committee	Key Responsibilities	2017 Meetings
Board of Directors	• Strategic oversight • Corporate governance • Stockholders' advocacy	6[1]
Primary Areas of Risk Oversight:
➢    Strategic, financial and execution risks and exposures associated with annual operating and long term strategic plans, major litigation and regulatory exposures
➢    Other current matters that may present material risk to the Company's operations, plans, prospects or reputation; and acquisitions and divestitures (including through post-closing reviews)

Audit Report: Page 62 Charter last amended October 2013
•    Overseeing the integrity of the Company's consolidated financial statements and its compliance with legal and regulatory requirements
•    Assessing the independent auditor's qualifications and independence and the performance of the Company’s independent auditors
•    Reviewing, as it deems appropriate, the adequacy of the Company's systems of disclosure controls and internal controls regarding financial reporting and accounting
•    Sole authority to appoint and replace the independent auditors (who report directly to the committee), approve the engagement fee of the independent auditors, and pre-approve the audit services and any permitted non-audit services that the independent auditors may provide to the Company
		8
Primary Areas of Risk Oversight:
➢    Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters

Compensation Report: Page 29 Charter last amended June 2013	• Establishing the Company's general compensation philosophy • Overseeing the Company's compensation programs and practices including any employment, severance and termination agreements, or arrangements with any Named Executive Officer • Reviewing and approving corporate goals and objectives relevant to the compensation of named executive officers • Evaluating annually the performance of the named executive officers in light of the goals and objectives • Determining the compensation level of each named executive officer based on this evaluation	6
Primary Areas of Risk Oversight:	➢ Risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans
Executive	• Approving, subject to certain limitations, acquisitions, financings, and dispositions • Authorizing the execution, subject to certain limitations, of certain contracts and agreements, including those relating to the borrowing of money • Exercising generally all other powers of the Board, except for those that require action by all directors or the non-employee directors under the Company's articles of incorporation, bylaws or applicable law	0

Committee	Key Responsibilities	2017 Meetings
Nominating and Corporate Governance Charter last amended March 2010	• Assisting the Board in promoting the Company's and the stockholders' best interests through the implementation of sound corporate governance principles and practices • Identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending to the Board the director nominees for the next Annual Meeting • Developing and recommending to the Board a set of corporate governance principles applicable to the Company • Overseeing the evaluation of the Board and management	4
Primary Areas of Risk Oversight:	➢ Risks and exposures relating to programs and policies concerning corporate governance and succession planning
Risk Charter last amended August 2015	• Assessing the Company's risk appetite and crisis management strategy relating to key risks • Creating guidelines, policies and processes for assessing, managing, monitoring and mitigating such risks • Approving plans for detecting, responding to and mitigating security breaches	3
Primary Areas of Risk Oversight:
➢    The Company's risk governance structure
➢    Policies and processes for risk assessment and risk management, including those related to the Company's business strategies, cyber systems, litigation, assets, and controls.
➢    Evaluating the Company's risk appetite and strategy relating to key risks and guidelines, policies and processes for assessing, managing, monitoring and mitigating such risks
➢    Plans for detecting, responding to and mitigating security breaches
➢    Crisis management policies and procedures

1    All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served during 2017. All directors are encouraged to attend the Annual Meeting. All the persons then serving as members of the Board attended the 2017 Annual Meeting.

Committee Charting
The following table graphically displays the current directors, the current committee members, the respective committee chair, the independent members and Audit Committee financial experts (as such term is defined in Item 407(d)(5)(ii) of Regulation S-K), based on their expertise in accounting and financial management. Each member of the Nominating and Corporate Governance, Compensation, Audit and Risk Committees satisfies the independence requirements of applicable law and the requirements of the SEC and NYSE.
Winston W. Walker served as Chair of the Compensation Committee and as a member of the Audit Committee until his retirement as a member of the Board on May 4, 2017. Dennis G. Lopez served as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and the Risk Committee until his resignation as a member of the Board on November 6, 2017. Mr. Lowenthal served as a member of the Audit Committee from May 4, 2017 to March 8, 2018. Ms. Donnell served as a member of the Nominating and Corporate Governance Committee until May 4, 2017.
Director Qualifications; Limits on Board Service
The Nominating and Corporate Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. In addition to qualities of intellect, this assessment includes, integrity and judgment, business experience and knowledge, reputation and character, issues of diversity (as discussed below), relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience and relevant legal and regulatory qualifications. The committee also seeks candidates who are willing to challenge management in a productive and constructive manner, and who possess the willingness and ability to devote the time and effort required to effectively serve on the Board. The committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time. The committee evaluates all nominees for director based on these criteria, including nominees that may be recommended by stockholders.
The Board recognizes that its members benefit from service on the boards of other companies. That service is encouraged, but it is also critical that directors have the opportunity to dedicate sufficient time to their service on the Board. To that end, individuals who serve on more than six other public company boards will not normally be asked to join the Board unless the Board determines that such simultaneous service would not impair the ability of such individual to effectively serve on the Board.

Term Limits; Retirement Age
The Guidelines on Governance provide that, as a general matter, non-employee directors will not stand for election to a new term of service at any Annual Meeting following their 75th birthday. However, the Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so. The Board does not believe it should establish term limits for director service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described below as primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the Company, stockholders and the Board. The Board believes that term limits have the disadvantage of limiting valuable insights from directors who have been able to develop, over a period of time, a specialized understanding of student housing and, therefore, provide a beneficial contribution to the Board as a whole.
Board Diversity
The Nominating and Corporate Governance Committee considers the current composition of the Board in light of the diverse communities and geographies the Company serves and the interplay of a candidate’s or nominee’s experience, education, skills, background, gender, race, age, ethnicity, and other qualities and attributes with those of the other Board members. In implementing its practice of considering diversity of thought, more emphasis may be placed on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, operational, or financial expertise, depending on the circumstances and the composition of the Company’s Board at the time. Gender, age, race, and ethnic diversity also have been, and will continue to be, a priority in the director nomination process as a board comprised of directors with widely-varying backgrounds provide a more robust and complex perspective and is better able to provide oversight in driving sustainable financial performance in the current complex and rapidly-evolving business environment. The Nominating and Corporate Governance Committee and independent members of the Board remain cognizant of the Board’s characteristics, monitoring the effectiveness of the current practice and focusing on its diverse priorities as the Board evolves and new candidates or nominees are considered. For the last several years, the Committee has been concentrating on increasing the gender and ethnic diversity of the Board. In the interest of expediting the process, the Nominating and Corporate Governance Committee has retained a third party to assist in identifying qualified director nominees.

Board and Committee Evaluations
The Board recognizes that a thorough, constructive evaluation process enhances the effectiveness of the Board and contributes to the implementation of the Company’s governance practice. It is important to take stock of Board, committee, and director performance and to solicit and act upon feedback received. As such, each director participates in the annual process outlined below.

Number of Directors; Director Vacancies
The bylaws provide that at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that there cannot be less than three directors. The tenure of office of a director will not be affected by any decrease in the number of directors. The bylaws also provide that if any or all the directors cease to be directors, any vacancy, other than vacancies that result from an increase in the number of directors or from the removal of a director, may in general be filled solely by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy that results from an increase in the number of directors constituting the entire Board of Directors may be filled by a majority of the entire Board of Directors. Any vacancy that results from the removal of a director may be filled either by a majority of the remaining directors or the Company’s stockholders. Any director elected to fill a vacancy will hold office until the next annual election of directors and until a successor is elected and qualified.
Stockholder Approval of Amendment of the Charter and Bylaws and Transactions Outside the Ordinary Course of Business
The Company’s charter, including its provisions on removal of directors, may be amended by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter. The Company’s bylaws may be amended by a majority of the directors or by the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter.
The charter provides that the Company may not merge with or into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of the Company’s business unless the transaction or transactions are approved by the affirmative vote of the majority of all of the votes entitled to be cast on the matter, except if:

•
the merger will merge one of the Company’s 90% or more owned subsidiaries into the Company without amending the charter other than in limited respects and without altering the contract rights of the stock of the subsidiary (in which case only the approval of the Board of Directors and the board of directors of the subsidiary is necessary);

•	the Company is the successor corporation in a share exchange (in which case only the approval of the Board of Directors is necessary); or

•
the Company is the survivor in the merger and the merger does not change the terms of any class or series of the Company’s outstanding stock, or otherwise amend the charter, and the number of shares of stock of each class or series outstanding immediately before the merger does not increase by more than 20% of the number of shares of each such class or series of stock that was outstanding immediately prior to effectiveness of the merger (in which case only the approval of the Board of Directors is necessary).

Guidelines on Governance and Codes of Ethics
The Board has adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and stock ownership guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board of Directors has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Board also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.
You may obtain a copy of the committee charters, Guidelines on Governance, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers at www.AmericanCampus.com.
Stockholder Outreach and Engagement
Engagement and transparency with stockholders is helpful in gleaning useful feedback on a wide variety of topics, including governance, compensation, stockholder communication, board composition, stockholder proposals, business performance and operations.
The Company regularly interacts and communicates with stockholders through a number of forums, including quarterly earnings presentations, SEC filings, annual meetings, investor conferences and web communications. Management's outreach efforts during 2017 included meetings with stockholders representing in the aggregate over 50% of the outstanding common stock and presentations by senior management at investor conferences. Additionally in 2017, members of senior management and the Board proactively engaged both passive and active stockholders in a review of the Company’s corporate governance policies, board composition, executive compensation program, sustainability initiatives, long-term business strategy and other topics.
The information received in regular stockholder interaction and through the Company’s proactive outreach program is shared regularly with management and the Board and is considered in the processes that set the Company’s governance practices and strategic direction. Stockholder feedback is also considered in refining and tailoring the public disclosure practices of the Company.
Stockholder Communications
Stockholders and interested parties who wish to communicate with any member of the Board of Directors may do so in writing to the following address:
Mr. Edward Lowenthal
Chairman of the Board
c/o American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
Mr. Lowenthal will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Lowenthal will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Lowenthal will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.
Stock Ownership Guidelines
To further support the Company’s goal of achieving a strong link with stockholders, directors are strongly encouraged to purchase and hold shares of common stock with a market value equal to or greater than $250,000 within three years of their election to the Board and senior officers (which currently total 31 persons) are strongly encouraged to acquire and hold shares of the Company’s common stock having a market value equal to or greater than the following amounts within three years of becoming a senior officer:

Chief Executive Officer	6 times annual base salary

President or Executive Vice President	3 times annual base salary

Senior Vice President	1 times annual base salary
Operating partnership units, options, restricted stock awards, units subject to vesting, settlement or forfeiture, and shares held in the Company’s deferred compensation plan count towards the recommended levels. Once a director or senior officer meets the stock ownership guidelines, periodic market declines in the value of the Company’s common stock will not adversely affect any previous determination by the Board that the stock ownership guidelines had been met by the director or senior officer. In addition, senior officers must hold, and may not sell, any vested restricted stock awards until the applicable stock ownership guideline has been met. As of the record date all directors and senior officers were in compliance with the stock ownership guidelines.
Short Selling, Hedging and Pledging Prohibitions
Directors and officers may not make “short sales” of any of the Company’s equity securities. “Short sales” are defined as sales of securities that the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than 20 days after the sale. In addition, the Company’s directors and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.
Directors and executive officers may not pledge any of the Company’s equity securities.
Repricing and Cash Buyouts of Underwater Option and Stock Appreciation Right Prohibitions
The 2018 Incentive Award Plan and Corporate Governance Guidelines prohibit the repricing of options to purchase the Company’s common stock and stock appreciation rights. The exercise price for options or stock appreciation rights will not be lowered even if the current market price of the Company’s common stock is below the exercise price. The 2018 Incentive Award Plan also prohibits cash buyouts of underwater options and stock appreciation rights. To date, the Company has not issued any stock options or stock appreciation rights.

Management Succession
Pursuant to the Company’s Guidelines on Governance, the Board undertakes regular and appropriate succession planning for the Chief Executive Officer and other executive officers, including policies and principles for selection and performance review for the Chief Executive Officer, as well as policies regarding succession in case of emergency or the retirement of the Chief Executive Officer. The Nominating and Corporate Governance Committee has reviewed the succession plans and reported on them to the Board.
Prohibition on Classifying the Board
The Company’s bylaws prohibit a future election to classify the Board pursuant to Section 3-803 of the Maryland General Corporation Law, which prohibition may not be repealed unless approved by stockholders by the affirmative vote of at least a majority of all the votes cast on the matter by stockholders entitled to vote on the matter.

EXECUTIVE OFFICERS
The Company’s executive officers are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. The following executive officers are not directors. For information regarding William C. Bayless, Jr., Chief Executive Officer, see “Board of Directors – Board Composition.”

Jennifer Beese has served as Executive Vice President and Chief Operating Office since January 2017. Jennifer served as Executive Vice President - Operations, Marketing and Leasing from October 2013 to January 2017, and as Senior Vice President of Leasing Administration from November 2007 to October 2013. Jennifer joined the Company in November 1999, previously holding the positions of Vice President of Leasing Administration, Director of Initial Operations, and Regional Manager. From 1994 to 1999, she held various property management positions with JPI. Jennifer holds a B.A. in History from Texas A&M University. Age: 44.

Jennifer Beese EVP & COO

Jorge de Cárdenas has served as Executive Vice President and Chief Technology Officer since May 2015. He served as Senior Vice President and Chief Technology officer from March 2012 to May 2015 and as Senior Vice President of Information Technology from August 2005 to March 2012, and joined the Company’s predecessor entities in January 2004 as Vice President of IT. Prior to joining the Company, Jorge served as Director of Product Management for Emerging Technologies at Visa where he was responsible for defining product strategies and delivering application services to a global market. Jorge began his career developing software for NASA at Lockheed Engineering and Science. From 1991 to 1994, Jorge was a co-founder and principal consultant of Everest Technologies, Inc., an Oil & Gas IT consulting firm which was sold to SAIC, Inc. Between 1994 and 2000, he served in various capacities at technology startup companies including software architect, support manager, professional services manager, product management, and marketing. Jorge received a B.S. in Computer Science with specializations in Mathematics and Management from Texas A&M University. Age: 54.

Jorge de Cárdenas EVP & CTO

James C. Hopke, Jr. has served as President since January 2017. Jim served as Executive Vice President and Chief Operating Officer from October 2014 to January 2017, as Executive Vice President-Asset Management from November 2013 to October 2014, as Executive Vice President-Project Management and Construction from November 2007 to November 2013 and as Executive Vice President and Chief Investment Officer from May 2005 to November 2007. From November 2002 to April 2005, Jim served as Vice President, Asset Management and Advisory Services for Wachovia Securities’ Real Estate Capital Markets group. From February 2000 to November 2002, he served as Senior Vice President, Acquisitions of the Company’s predecessor entities. Jim was previously a Vice President of JPI Development and Insignia Financial Group, and is a former MAI Member of The Appraisal Institute. Jim received a B.S. in Administrative Management from Clemson University. Age: 56.

James C. Hopke Jr. President

Daniel B. Perry has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer since March 2017. Daniel served as Executive Vice President-Capital Markets from May 2011 to March 2017, as Senior Vice President-Capital Markets from November 2007 to May 2011 and as Vice President of Investments from February 2005 to November 2007. From 2002 to 2005, Daniel held positions in the investment banking division of Citigroup Global Markets, where he assisted with the successful completion of the Company’s initial public offering in 2004. From 1996 to 2001, he worked in the corporate finance divisions of BNP Paribas and NationsBank. Daniel holds a B.A. in Finance and Accounting from Texas A&M University and a M.B.A. from NYU’s Stern School of Business. Age: 44.

Daniel B. Perry EVP & CFO

William W. Talbot has served as Executive Vice President and Chief Investment Officer since November 2012 and currently oversees the Company’s acquisitions, dispositions, off campus development and on campus public-private partnership development functions. William served as Executive Vice President-Investments from May 2011 to November 2012 and Senior Vice President-Investments from August 2005 to May 2011. William joined us in August 2001 as Director of Acquisitions and has served in various capacities, including Director of Asset Management and Vice President of Investments. Prior to joining the Company, William was an Acquisitions Analyst for Lend Lease Real Estate Investments, Inc. from 1997 until 2001, where he was involved in acquisitions on behalf of pension fund clients. William received a B.A. in Economics and Spanish from Vanderbilt University. Age: 43.

William W. Talbot EVP & CIO

Kim K. Voss has served as Executive Vice President, Chief Accounting Officer and Assistant Secretary since January 2017. Kim served as Executive Vice President and Controller from May 2015 to January 2017 and is responsible for the Company’s accounting and financial reporting functions, including SEC reporting, technical accounting, internal controls, and financial systems implementation. She served as Senior Vice President and Controller from November 2007 to May 2015 and joined ACC in 2004 to help lead the Company’s accounting department through the initial public offering and transition to a publicly traded company. Kim began her career as an auditor with Arthur Andersen LLP in San Francisco, where her client base consisted primarily of REITs and other real estate entities. Prior to joining ACC, she served as an Assistant Controller with AMB Property Corporation (now Prologis). A Certified Public Accountant, Kim holds Bachelor of Business Administration and Master in Professional Accounting degrees from the University of Texas at Austin. Age: 42.

Kim K. Voss EVP & CAO

James E. Wilhelm III has served as Executive Vice President, Public-Private Transactions since January 2009 and spearheads the American Campus Equity (ACE™) program. From July 2007 to January 2009, he was Senior Vice President, Public-Private Transactions. From June 2003 to July 2007, Jamie worked for RBC Capital Markets’ public finance department where he served as the managing director of the higher education sector. Prior to that time, he was a managing director with Banc One Capital Markets (currently JPMorgan Capital Markets) and held positions at McDonald & Company Securities (currently KeyBanc Capital Markets) and The Ohio Company (currently Fifth Third Capital Markets). Jamie is a graduate of Miami University with a B.S. in Finance. Age: 54.

James E. Wilhelm III EVP Public-Private Transactions

SECURITY OWNERSHIP
The following table sets forth the number of all shares of common stock beneficially owned by each director, by each named executive officer, by each person known to beneficially own 5% or more of the Company’s outstanding common stock, and by all directors and executive officers as a group on March 12, 2018, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting power and sole dispositive power with respect to the shares shown unless otherwise indicated in the footnotes. Unless otherwise indicated, the address of each named person is c/o American Campus Communities, Inc., 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares Beneficially Owned		Percent of Class

The Vanguard Group	21,598,135	(1)	15.7%
BlackRock, Inc.	16,160,081	(2)	11.7%
Capital Research Global Investors	9,572,479	(3)	7.0%
Vanguard Specialized Funds - Vanguard REIT Index Fund	9,185,630	(4)	6.7%
Cohen & Steers, Inc./Cohen & Steers Capital Management, Inc.	8,380,556	(5)	6.1%
William C. Bayless, Jr.	376,057	(6)	*
Jonathan A. Graf	142,476	(7)	*
William W. Talbot	93,589	(8)	*
James C. Hopke, Jr.	77,794	(9)	*
Daniel B. Perry	67,165	(10)	*
Jennifer Beese	45,547	(11)	*
Edward Lowenthal	29,932	(12)	*
Cydney C. Donnell	16,062		*
G. Steven Dawson	17,368	(13)	*
Oliver Luck	11,447		*
C. Patrick Oles, Jr.	8,454	(14)	*
William Blakeley Chandlee III	4,614		*
John T. Rippel	13,040		*
All directors and executive officers as a group (15 persons)	874,601	(15)	*

*	Less than one percent.

(1)
This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2017. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group possessed sole voting power over 228,961 shares, shared voting power over 187,769 shares, sole dispositive power over 21,348,640 shares and shared dispositive power over 249,495 shares.

(2)
This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. possessed sole voting power over 15,552,798 shares and sole dispositive power over 16,160,081 shares.

(3)
This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2017. Capital Research Global Investors is a division of Capital Research and Management Company. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital Research Global Investors possessed sole voting power and sole dispositive power over 9,572,479 shares.

(4)
This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2017. The address of Vanguard Specialized Funds - Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power over 9,185,630 shares.

(5)
This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2017. The address of each of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. Cohen & Steers, Inc. possessed sole voting power over 4,844,063 shares and sole dispositive power over 8,380,556 shares and Cohen & Steers Capital Management, Inc. possessed sole voting power over 4,808,088 shares and sole dispositive power over 8,269,458 shares.

(6)
Includes 182,224 unvested restricted stock awards (“RSAs”) and 52,500 common units of limited partnership interest in the Company’s Operating Partnership (“Common Units”). Such Common Units are immediately redeemable for cash or, at the Company‘s election, an equal number of shares of the Company’s common stock.

(7)
Reflects direct holdings as of March 31, 2017, the last day on which Mr. Graf served as an executive officer, of 60,451 unvested RSAs and 7,500 Common Units. Such Common Units are immediately redeemable for cash or, at the Company’s election, an equal number of shares of the Company’s common stock.

(8)	Includes 55,939 unvested RSAs and 3,800 Common Units. Such Common Units are immediately redeemable for cash or, at the Company’s election, an equal number of shares of the Company’s common stock.

(9)	Includes 56,633 unvested RSAs. Also includes 5,836 shares held in the Company’s deferred compensation plan with respect to which the trustee has voting rights.

(10)	Includes 39,720 unvested RSAs.

(11)	Includes 38,126 unvested RSAs.

(12)	Includes 8,656 shares held in the Company’s deferred compensation plan with respect to which the trustee has voting rights.

(13)
Includes 3,000 shares held in an individual retirement account for the benefit of Mr. Dawson’s spouse. Mr. Dawson, however, disclaims beneficial ownership of all of the foregoing shares. Also includes 7,368 shares held in the Company’s deferred compensation plan with respect to which the trustee has voting rights.

(14)	Includes 7,156 shares held in the Company’s deferred compensation plan with respect to which the trustee has voting rights.

(15)
Includes 433,805 unvested RSAs, 59,600 Common Units that are immediately redeemable for cash or, at the Company’s election, an equal number of shares of the Company’s common stock and 30,934 shares held in its deferred compensation plan with respect to which the trustee has voting rights. Excludes shares beneficially owned by Mr. Graf, who no longer serves as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to 2017, the Company believes that all SEC filing requirements applicable to directors, officers and beneficial owners of more than 10% of the Company’s common stock were complied with in 2017.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee of American Campus Communities, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE

Cydney Donnell, Chair
G. Steven Dawson
Edward Lowenthal

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the executive compensation philosophy, objectives and programs, the compensation decisions made under those programs and the factors considered by the Compensation Committee. The CD&A focuses on the compensation of the Named Executive Officers for 2017, who were:

Name	Title
William C. Bayless, Jr.	Chief Executive Officer
James C. Hopke	President
William W. Talbot	Executive Vice President, Chief Investment Officer
Daniel B. Perry	Executive Vice President, Chief Financial Officer
Jennifer Beese	Executive Vice President, Chief Operating Officer
On March 31, 2017, Daniel B. Perry was appointed as Executive Vice President, Chief Financial Officer following the retirement of Jonathan A. Graf as Executive Vice President, Chief Financial Officer. Mr. Graf received consideration in accordance with a Separation Agreement and General Release between the Company and Mr. Graf.
As in previous years, Named Executive Officers for 2017 were awarded compensation based on policies that closely link compensation to performance. These policies, in planned combination, generate rewards for achievement of high-level Company and individual performance and discourage excessive short-term risk taking. This balance is essential to align management with the long-term interests of stockholders.
Executive Summary
The Company’s executive compensation programs are designed to attract, retain and motivate talented executives, to reward executives for the achievement of pre-established Company and tailored individual goals consistent with the Company’s strategic plan and to link compensation to Company performance. Executives are primarily compensated through base salary, annual cash incentive compensation and long-term equity incentive compensation. The executive compensation philosophy emphasizes performance-based incentive compensation over fixed cash compensation so that the vast majority of total direct compensation is variable and not guaranteed. In addition, a significant percentage of incentive compensation is in the form of equity awards granted to reward past performance. Although these performance-based equity awards are fully earned at the time of grant, a substantial portion of the awards vests over time, furnishing additional retention benefits and achieving enhanced alignment with stockholders. This structure appropriately focuses the executive officers on the creation of long-term value and encourages prudent evaluation of risks.

Compensation Policies and Practices—Good Governance
Consistent with the Company’s commitment to strong corporate governance and responsiveness to stockholders, in 2017 the Board maintained the following compensation policies and practices to drive performance and serve the stockholders’ long-term interests:

•
The structure of the executive compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based incentive awards that contain a blend of metrics promoting responsible growth and risk management.

•
Named Executive Officers’ incentive award opportunities are capped, and the value of awards is determined based on the Compensation Committee’s assessment of performance and contribution to stockholder value with respect to multiple quantitative performance measures, including absolute and relative TSR, FFOM and NOI.

•
The long-term equity incentive awards earned by the Company’s Named Executive Officers for prior-year performance have time-based vesting schedules to enhance retention and alignment with long-term stockholder value.

•	The competitiveness of the executive compensation program is assessed by comparison to a group of comparable peer companies.

•	The Compensation Committee is comprised solely of independent directors and engages an independent compensation consultant to advise on matters related to the executive compensation program.

•	Single-trigger change of control benefits and new tax gross-up arrangements are prohibited.

•
The Company maintains meaningful stock ownership guidelines for executive officers and non-employee directors that promote a long-term stockholder perspective and prohibits senior officers from selling vested restricted stock awards until the applicable stock ownership guideline has been met.

•	The Compensation Committee annually reviews and assesses the potential risks of the compensation policies and practices for all employees.

•
The recoupment policy enables the Compensation Committee to “claw back” incentive compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements as a result of misconduct by Named Executive Officers.

•	Executive officers receive limited perquisites and other personal benefits that are not otherwise generally available to all employees.

•
The securities trading policy prohibits senior officers and directors from engaging in derivative and other hedging transactions in American Campus securities and restricts the executive officers and directors from holding said securities in margin accounts or otherwise pledging the securities to secure loans.

2017 Advisory Vote on Executive Compensation
An advisory vote is submitted to stockholders on an annual basis to approve executive compensation. At the 2017 Annual Meeting of Stockholders, holders of approximately 95% of the shares represented at the meeting voted to approve, on an advisory basis, executive compensation. The continued support for the compensation program in 2017 reflects:

•	Strong alignment between executive pay and performance over long time periods; and

•	Quantitative alignment between executive pay and performance, as measured by stockholder advisory groups.
The Compensation Committee has also continued to evaluate the overall executive compensation program and believes that it is well designed to achieve the objectives of attracting, retaining and motivating talented executives and rewarding superior performance in the context of the business risk environment.

Objectives of the Compensation Program
The Company recognizes that effective compensation strategies are critical to recruiting, incenting and retaining key employees who contribute to long-term success and thereby create value for stockholders. Accordingly, the compensation program is designed to achieve the following primary objectives:

•	Attract, retain and motivate talented executives;

•	Reward performance that meets or exceeds pre-established Company and tailored individual goals consistent with the Company’s strategic plan, while maintaining alignment with stockholders;

•	Provide balanced incentives that discourage excessive risk-taking;

•	Retain sufficient flexibility to permit executive officers to manage risk and adjust appropriately to meet rapidly changing market and business conditions;

•
Evaluate performance by balancing consideration of those measures management can directly influence with market forces that management cannot control (such as monetary policy and interest rate expectations), but that impact stockholder value;

•	Encourage executives to become and remain long-term stockholders of the Company; and

•	Maintain compensation and corporate governance practices that support the Company’s goal to deliver sustained, superior returns to stockholders.
Interests of the executive officers and stockholders are aligned by maintaining a performance- and achievement-oriented environment that provides executives with the opportunity to earn market-competitive levels of cash and equity compensation for strong performance measured against key financial and strategic goals that create long-term stockholder value.
Compensation Consultant and Benchmarking
The Compensation Committee retained FPL Associates L.P. (“FPL”) as its independent compensation consultant to advise on matters related to compensation levels and program design. At the time of engagement, the Compensation Committee reviewed independence, and determined that FPL met the independence criteria under the Compensation Committee charter and that FPL’s engagement raised no conflict of interest.
For 2017, the Compensation Committee compared the total compensation of specific executive officers with that of the respective executive officers of a peer group comprised of 13 public real estate companies that are either focused on multifamily and/or student housing or are of comparable size. The peer group is as follows (Post Properties, Inc. and Monogram Residential Trust, Inc. were removed from the prior year group as the companies were purchased):

Apartment Investment and Management Company	Essex Property Trust, Inc.
Ashford Hospitality Trust, Inc.	Federal Realty Investment Trust
AvalonBay Communities, Inc.	Mid-America Apartment Communities, Inc.
Camden Property Trust	Tanger Factory Outlet Centers, Inc.
Corporate Office Properties Trust	UDR, Inc.
Education Realty Trust, Inc.	Weingarten Realty Investors
Equity Residential

In determining 2017 compensation targets for Named Executive Officers, the Compensation Committee considered the competitive positioning of executive compensation levels relative to compensation data for the peer companies with respect to the following components of pay: base salary, total annual compensation (base salary plus annual incentive awards), long-term equity incentives (annualized expected value of long-term equity incentive awards), and total direct compensation (base salary plus annual incentive awards and annualized expected value of long-term equity incentive awards). Consistent with the Company’s compensation philosophy, the Compensation Committee generally targeted the median of the peer companies for each of these components and for total direct compensation. The 2017 executive compensation program was designed to deliver compensation levels above or below these targets if performance exceeded or failed to achieve the goals established for the annual cash and long-term equity incentive awards. This methodology is appropriate for the Company’s operating style and reflects the need to attract and retain top executive talent.
Compensation Mix
The executive compensation philosophy promotes a compensation mix that emphasizes variable pay and long-term stockholder value. An emphasis on incentive compensation creates greater alignment with the interests of stockholders, ensures that the business strategy is executed by decision-makers in a manner that focuses on the creation of long-term value rather than only short-term results, and encourages prudent evaluation of risks. Accordingly, the compensation structure is designed such that a significant portion of Named Executive Officers’ total direct compensation is in the form of equity awards granted based on past performance that vest over time. Although these performance-based equity awards are fully earned at the time of grant, a substantial portion of the awards vests over time, furnishing additional retention benefits and achieving enhanced alignment with stockholders. The current 5-year RSA vesting that the Company utilizes creates significant future long-term alignment with stockholders. On the date that RSAs are granted to the Named Executive Officers, the dollar value of the award granted is divided by the closing share price on the date of grant to determine the number of shares awarded. On each future vesting date the share price on such date determines the taxable value of the award actually received by the Named Executive Officer. Thus, future decreases or increases in the value of the Company’s stock price upon vesting diminishes or increases, respectively, the initial grant value of the RSAs received.
Pay at Risk
The following diagram illustrates the total direct compensation targets of the CEO and each other active Named Executive Officer for 2017. The charts outline the size, in percentage terms, of the targeted direct compensation elements (at the date of grant) pre-established by the Compensation Committee for performance year 2017. CEO target compensation reflects additional weight on long-term equity incentive compensation because the Compensation Committee believes that, due to his leadership role as Chief Executive Officer, his compensation structure should reflect even greater alignment with stockholders. The dark outer band of the charts reflects the incentive or at-risk performance-based components of compensation (e.g., 80 percent of the CEO’s 2017 target direct compensation was at-risk performance based).

Elements of the Compensation Program
For 2017, the compensation provided to executive officers consisted of the same elements generally available to non-executive officers: base salary; annual cash incentive compensation; long-term equity incentive compensation; and other perquisites and benefits.
Base Salary. The base salary payable to each Named Executive Officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salary is generally targeted to approximate the competitive market median of the peer companies, but may deviate from this target based on an individual’s sustained performance, contributions, leadership, experience, expertise and specific roles within the Company as compared to the benchmark data. The Compensation Committee reviews base salaries annually and may make adjustments to better match competitive market levels or to recognize an executive’s professional growth and development or increased responsibilities. The Compensation Committee also considers the success of each executive officer in developing and executing on strategic plans, exercising leadership and creating stockholder value.
In determining base salaries for the Named Executive Officers, the Compensation Committee analyzes base salary information of the peer companies. Although the Compensation Committee periodically considers information from REIT industry and other compensation surveys, it places primary emphasis on publicly available data from the peer companies’ proxy statements and other SEC filings, which is more detailed by individual executive officer position than the data typically provided in compensation surveys.
Annual Cash Incentive Compensation. Named Executive Officers are provided with an annual opportunity to earn cash incentive awards. For each Named Executive Officer, annual cash incentive compensation is subject to each executive’s individual performance, departmental performance, the overall performance of the Company and the advancement of the Company’s long-term strategic initiatives. The determination reflects the achievement of pre-established measures related to transactional, operational, financial and strategic objectives that serve as the underlying assumptions in the Company’s stated earnings guidance such as NOI growth, operating margin improvement, the achievement of development yields, quality external growth, targeted dispositions and rental revenue growth. The determination also considers achievement of pre-established strategic initiatives and the Company’s short-term and long-term total stockholder returns relative to appropriate market indexes.

Long-Term Equity Incentive Compensation. Prior to the 2016 performance period, the long-term incentive award performance metrics approved by the Compensation Committee related entirely to specific focus areas that aligned with the Company’s business strategy and then current market conditions. While performance with respect to some of the metrics could be measured objectively, the absence of rigid goals and formulaic determinations of performance allowed management to adjust to meet rapidly changing market and business conditions and to act in the best interests of the Company to create, and preserve, long-term value for the Company’s stakeholders. This flexibility has been uniquely important due to the nature of the student housing real estate industry, the Company’s historically high volume of development and acquisition activity, and the value to the business of timely and effective capital markets execution in a rapidly changing and volatile environment. The Compensation Committee believes that rigid goals and formulaic determinations of performance may increase compensation risk by encouraging a narrow focus that may be inappropriate in light of these industry and strategic considerations and, for that reason, retained discretion within a pre-approved framework of financial, operational and strategic performance metrics under the long-term incentive plan to evaluate performance qualitatively in the event that actual performance and its effect on stockholder value were higher or lower than a strict quantitative approach might suggest. The Compensation Committee believes that this approach was instrumental in driving consistent, superior total returns to stockholders and limiting risk in the executive compensation program.
In late 2015 and early 2016, the Compensation Committee and the independent members of the Board reviewed a market study prepared by FPL focused on long-term incentive plan design and, in that context, assessed the level of discretion permitted in evaluating long term performance achieved by the Named Executive Officers. Based on this assessment, feedback from stockholders and the recommendations of FPL, beginning in 2016, the Compensation Committee modified the Company’s long-term incentive plan such that 50% of the value of a Named Executive Officers’ long-term equity incentive awards was determined based on achievement of pre-established quantitative performance metrics that are not subject to Compensation Committee discretion. However, due to the importance of maintaining flexibility in the evaluation of long-term performance, as discussed above, the Compensation Committee retained discretion with respect to specific financial, operational and strategic performance factors to determine the other 50% of the long-term equity incentive awards. Although the Compensation Committee retained discretion to determine overall performance under this portion of the long-term incentive plan, many of the specific performance factors are based on objective, quantifiable measures, including absolute and relative TSR, corporate metrics such as NOI, revenue growth and operating margins, strategic initiatives and individual/business unit performance.
The Compensation Committee believes that this 50/50 split between a formulaic evaluation of performance and a more qualitative evaluation provided the appropriate incentive structure and balance to drive long-term stockholder value and discourage excessive risk-taking. For future performance periods, the Compensation Committee will continue to evaluate the long-term incentive plan in the context of the overall executive compensation program, the Company’s business needs and feedback from stockholders.
Unlike companies that grant equity awards on a prospective basis prior to performance, the Company’s long-term equity incentive plan is retrospective in nature, such that equity awards are granted following the satisfaction of specified performance goals. Similar to annual cash incentive awards, the grant and value of long-term equity incentive awards are approved at the beginning of each fiscal year and determined solely by performance achieved in the preceding fiscal year. If threshold performance has not been achieved with respect to a performance goal for a particular performance period, the portion of the long-term equity incentive awards based on that performance goal is not granted for that period. Therefore, at the time of their grant, long-term equity incentive awards have been fully earned and are not subject to additional performance-based vesting requirements. These awards currently vest 20% per-year, over a five-year period commencing on February 28 of the year following the award, creating significant future long-term alignment with stockholders. The number of RSAs granted is based on the share price on the date of grant and the taxable value of the vested shares is based on the share price on the vesting dates. Thus, future decreases or increases in share value diminish or increase, respectively, the grant value of the RSAs on future vesting dates. Because of the retrospective nature of the long-term equity incentive plan and the SEC’s disclosure rules, the 2018 long-term equity incentive awards granted to Named Executive Officers do not appear in the 2017 Summary Compensation Table, but will be reflected in next year’s Summary Compensation Table as RSAs granted in 2018.

2017 Performance
The Compensation Committee views performance for compensatory purposes in two primary ways: (1) financial and operating performance including individual goals and objectives and results against the Company’s growth targets, and (2) returns to stockholders over time, both on an absolute basis and relative to other companies, including the compensation peer group (see “Compensation Consultant and Benchmarking”).
The 2017 compensation decisions made by the Compensation Committee reflect strong alignment between pay and performance with respect to the pre-established measures and goals under the annual cash and long-term equity incentive plans and the performance and contributions of the Named Executive Officers to the Company’s financial and operating performance during the year. In determining the incentive compensation paid to the Named Executive Officers for 2017, the Compensation Committee rigorously evaluated Company and individual performance relative to the pre-established measures and goals under the annual cash and long-term equity incentive plans.
In 2017, the Company accomplished significant financial objectives and milestones, including:

•	Achieving record levels in total revenue and FFOM;

•	Leading the sector in leasing for the 13th consecutive year (setting the stage for the 14th consecutive year of same store rental revenue growth in 2018);

•	Producing same store NOI growth for the 13th consecutive year (every year since becoming a public company in 2004);

•	Improving same store NOI margin and achieving total NOI margin of 55.3% (achieving the Company’s 55% margin goal in three years, in relation to the three-to-five year timeline laid out in 2014);

•	Producing FFOM per share growth over the prior year;

•	Delivering 10 new owned development projects into service on-schedule, totaling $609.2 million in development cost, the largest development delivery year in the Company’s history;

•	Awarded nine new on-campus development projects including three American Campus Equity (ACE®) on-campus developments and six third-party projects;

•
Awarded the nation’s largest on-campus third-party student housing development project in history for a multi-phase project on the campus of the University of California, Riverside, which is anticipated to include as many as 6,000 beds and over $1 billion in development cost, and

•	Increased the common dividend to $1.76 per share on an annualized basis, the fifth consecutive increase, representing dividend growth of over 30% since 2012.
A reconciliation of net income to FFOM and NOI for the year ended December 31, 2017, is contained in the 2017 Annual Report on Form 10-K and in the earnings release furnished on a Current Report on Form 8-K filed on February 21, 2018.
This CD&A discusses the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of the executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance. We caution you not to apply the statements or disclosures made in this CD&A in any other context.
The year also included unanticipated challenges, including a more difficult than expected lease-up, primarily due to the impact of new student housing supply in three markets, and significant expenses associated with Hurricanes Harvey and Irma. With these challenges, the Company did not meet pre-established targets for rental revenue growth, same store NOI growth or FFOM per share, and the Company’s 14.4% decrease in total stockholder return did not meet the pre-established TSR threshold. As discussed in “Long-Term Equity Incentive Awards” on page 39, these quantitative performance measurements were the determining metrics for 50% of the long-term incentive opportunity the Named Executive Officers were eligible to receive. Due to not achieving the threshold for any of these metrics in 2017, the Compensation Committee did not award the Named Executive Officers any RSAs with respect to this portion of the long-term incentive plan. As a result, and as displayed graphically below, CEO total incentive compensation decreased over 27% for the 2017 performance year versus a 14.4% decrease in the Company’s TSR. Compared to the 2015 performance year, CEO incentive compensation decreased 7.9% for 2017 while the Company’s TSR since 2015 increased 6.8%, demonstrating strong alignment between pay and performance.
3-Year CEO Incentive Compensation

2017 Executive Compensation
The Compensation Committee considered all of the factors established under the executive compensation program for 2017 and has discretion to consider other relevant factors, although it places the greatest emphasis on the factors noted in the “2017 Base Salary,” “2017 Annual Cash Incentive Awards” and “2017 Long-Term Equity Incentive Awards” sections below.
The table below sets forth total direct compensation (base salary + annual cash incentive award + long-term equity incentive award) of each active Named Executive Officer for 2017, 2016 and 2015, consistent with the manner in which the Compensation Committee evaluates executive compensation and pay-for-performance alignment.
SUPPLEMENTAL COMPENSATION TABLE REFLECTING THE RETROSPECTIVE LONG-TERM INCENTIVE PLAN

Name	Performance Year	Salary	Annual Cash Incentive Award	Value of Long-Term Equity Incentive Award	Total Direct Compensation(1)
William C. Bayless, Jr.	2017	$775,000	$875,000	$2,325,000	$3,975,000
	2016	760,000	1,100,000	3,300,000	5,160,000
	2015	750,000	975,000	2,500,000	4,225,000

James C. Hopke, Jr.	2017	$450,000	$450,000	$850,000	$1,750,000
	2016	400,000	500,000	1,000,000	1,900,000
	2015	350,000	450,000	800,000	1,600,000

William W. Talbot	2017	$382,500	$450,000	$765,000	$1,597,500
	2016	370,000	500,000	1,000,000	1,870,000
	2015	350,000	450,000	800,000	1,600,000

Daniel B. Perry	2017	$350,000	$450,000	$700,000	$1,500,000
	2016	282,500	350,000	525,000	1,157,500
	2015	275,000	325,000	500,000	1,100,000

Jennifer Beese	2017	$350,000	$450,000	$700,000	$1,500,000
	2016	285,000	350,000	525,000	1,160,000
	2015	275,000	325,000	450,000	1,050,000

(1)
Total direct compensation consists of base salary, annual cash incentive awards and long-term equity incentive awards for the respective performance year. It does not include amounts shown in the “All Other Compensation” column of the 2017 Summary Compensation Table on page 45 of this Proxy Statement.

As discussed more fully below, increases in total direct compensation above reflect a combination of promotions and elevated responsibilities including the 2017 promotions of Mr. Hopke to President, Mr. Perry to Chief Financial Officer and Ms. Beese to Chief Operating Officer. The value of the annual cash incentive award and long-term equity incentive award took into account performance with consideration of the peer group in place during such performance year.
This table differs from compensation reported in the 2017 Summary Compensation Table in that it reflects the value of active Named Executive Officers’ long-term equity incentive awards in the performance year for which they were earned, rather than the year in which they were granted (e.g., long-term equity incentive awards granted in January 2018 for 2017 performance are shown in the table above as 2017 compensation). While compensation reported in the 2017 Summary Compensation Table is useful, the SEC’s disclosure rules do not take into account the retrospective nature of the Company’s executive compensation program and therefore create a one-year lag between the value of Named Executive Officers’ long-term equity incentive awards and the performance year for which they were earned (e.g., long-term equity incentive awards granted in January 2018 for 2017 performance will not be shown in the Summary Compensation Table until the 2019 Proxy Statement as 2018 compensation). This table supplements, and does not replace, the 2017 Summary Compensation Table.

2017 Base Salary. Following a review of compensation data for peers with substantially similar roles and responsibilities (as described below under “Compensation Consultant and Benchmarking”), Messrs. Bayless and Talbot received an increase in base salary for 2017 to generally remain at the market average. The base salary for Messrs. Hopke, Perry and Ms. Beese reflect their promotions in 2017 to President, Chief Financial Officer and Chief Operating Officer, respectively, and generally represent the market average, following a review of compensation data for peers with substantially similar roles and responsibilities.

	Base Salary		Year-Over-Year % Change
	2017	2016
William C. Bayless, Jr.	$775,000	$760,000	2.0%
James C. Hopke, Jr.	$450,000	$400,000	12.5%
William W. Talbot	$382,500	$370,000	3.4%
Daniel B. Perry	$350,000	$282,500	23.9%
Jennifer Beese	$350,000	$285,000	22.8%
2017 Annual Cash Incentive Awards. As set forth below, the Named Executive Officers’ annual cash incentive award opportunity for 2017 performance considered the achievement of the transactional, operational, financial and strategic objectives that served as the underlying assumptions in the Company’s stated earnings guidance, with the award opportunity being 50% of base salary for achieving the threshold goal, between 75%-125% of base salary for achieving the target goal and up to 200% of base salary for achieving the maximum goal.

	Award Opportunity (% of base salary)
	50%	75%-125%	up to 200%
	Goals			Actual
	Threshold	Target	Maximum	Performance
Performance Measures
NOI $	$405.0 million	$408.7 million	$412.3 million	$409.5 million
FFOM $	$313.8 million	$320.6 million	$327.3 million	$316.4 million
FFOM per share - diluted	$2.32	$2.37	$2.42	$2.31

Underlying Assumptions to Earnings Guidance
Same store NOI growth for full year 2017 compared to 2016	3.6%	n/a	5.3%	2.5%*
Same store operating margin	55.3%	n/a	55.8%	55.1%*
Year 1 yields on 2017 developments	n/a	6.00%	n/a	4.6%
Year 2 yields on 2016 developments	n/a	6.25%	n/a	6.7%
External growth during 2017 through the commencement of construction on owned and presale developments and acquisitions closed	$400 million	n/a	$700 million	$1,263 million
Dispositions during 2017	$25 million	n/a	$50 million	$25 million
Academic year 2017/2018 opening rental revenue growth provided by 2018 same store properties	2.6%	n/a	4.3%	2.3%

*	Excluding $2.0 million of expenses associated with Hurricanes Harvey and Irma, same store NOI growth would have been 3.0% and same store operating margin would have been 55.4%.
Award Amounts. As a result of achieving, or in some cases exceeding, the majority of these goals and in considering the individual and departmental performance of each executive in advancing the Company’s long-term strategic initiatives, the Compensation Committee made the following cash incentive awards for 2017:

	Award	% of Base Salary
William C. Bayless, Jr.	$875,000	113%
James C. Hopke, Jr.	$450,000	100%
William W. Talbot	$450,000	118%
Daniel B. Perry	$450,000	129%
Jennifer Beese	$450,000	129%
2017 Long-Term Equity Incentive Awards. As set forth below, 50% of the Named Executive Officers annual long-term equity incentive award for 2017 performance was based on three pre-established quantitative goals where achievement was not subject to the Compensation Committee’s discretion and the other 50% was based on the Compensation Committee’s subjective consideration of performance related to pre-established management objectives as well as other accomplishments during the year. The long-term equity incentive award opportunity for Mr. Bayless was 150% of base salary for achieving the threshold goal, 300% of base salary for achieving the target goal and 600% of base salary for achieving the maximum goal. The award opportunity for Messrs. Hopke, Talbot, Perry and Ms. Beese was 100% of base salary for achieving the threshold goal, 200% of base salary for achieving the target goal and 400% of base salary for achieving the maximum goal. To the extent that performance falls between two levels with respect to any metric, linear interpolation was applied. If actual performance did not meet the threshold requirement, no awards were earned for the applicable metric. If actual performance is above the maximum for a metric, the award will be the maximum number for the participant’s opportunity.
Awards are expressed as a fixed dollar amount at threshold, target and high levels and are based on pre-established quantitative and discretionary measures set forth below. Awards are granted in the form of RSAs based on the dollar value of the earned award, which is converted into the number of RSAs based on the closing price of the Company’s common stock on the date of grant.

	Long-Term Incentive Opportunity
	Percentage of 2017 Base Salary			Dollar Value
Executive	Threshold	Target	High	Threshold	Target	High
William C. Bayless, Jr.	150%	300%	600%	$1,162,500	$2,325,000	$4,650,000
James C. Hopke, Jr.	100%	200%	400%	$450,000	$900,000	$1,800,000
William W. Talbot	100%	200%	400%	$382,500	$765,000	$1,530,000
Daniel B. Perry	100%	200%	400%	$350,000	$700,000	$1,400,000
Jennifer Beese	100%	200%	400%	$350,000	$700,000	$1,400,000

		Targets			Actual Performance
Metric	Weighting	Threshold	Target	High
2017 Absolute TSR	20%	4%	8%	12%	(14.40)%

2017 Relative TSR vs. MSCI US REIT Index*	20%	25th percentile	50th percentile	75th percentile	8th percentile

2017 FFOM per share-diluted	10%	$2.32	$2.37	$2.42	$2.31
Objective Criteria	50%

Subjective Criteria	50%	Subject to the determination of the
	100%	Compensation Committee

*	The relative TSR comparison was measured against the total return version of the MSCI US REIT Index (RMS).
GOAL 1: Absolute Total Stockholder Return
Why does this measure matter? TSR is the most direct measure of creation and preservation of stockholder value.

Result: The Company delivered TSR of (14.4)% in 2017, which was below the target range.
GOAL 2: Relative Total Stockholder Return vs. RMS Index
Why does this measure matter? By utilizing a relative measure of TSR performance, the impact of broader market or industry trends that do not directly reflect the Company’s actual performance are mitigated.
Result: TSR of (14.4)% in 2017 was in the 8th percentile, which was below the target range.
GOAL 3: Company Financial Measures — FFOM Per Share
Why does this measure matter? FFO is a common measure of operating performance for REITs because it excludes, among other items, the effect of gains and losses from real estate sales and real estate depreciation and amortization to allow investors, analysts and management to compare operating performance among companies and across time periods on a consistent basis. We also believe it is meaningful to present a measure we refer to as FFOM, which reflects certain adjustments to FFO related to the economic performance of our on-campus participating properties. When calculating FFOM, the Company also excludes losses from early extinguishment of debt incurred in connection with property dispositions, property acquisition costs, contractual executive separation and retirement charges and other non-cash items, as determined in good faith. FFOM is presented because the Company considers it an important supplemental measure of operating performance and believes it is used by securities analysts, investors and other interested parties in the evaluation of the Company’s performance across time periods. A reconciliation of net income to FFOM for the year ended December 31, 2017, is contained in the Company’s 2017 Annual Report on Form 10-K and in the earnings release furnished on a Current Report on Form 8-K filed on February 21, 2018.
Result: In 2017, the Company achieved FFOM of $2.31 per fully diluted share, which was below the target range.
GOAL 4: Individual Performance Under Management Objectives
Established for Named Executive Officers by the Compensation Committee
Goals: Individual objectives relate to areas of special emphasis within the executive’s particular responsibilities and duties, such as achieving certain cost, NOI, revenue or growth targets, re-leasing the Company’s portfolio consistent with target, achieving disposition targets, achieving expense reductions or achieving other extraordinary or unusual accomplishments or contributions, in light of the business risk environment.
Why does this measure matter? A review of each Named Executive Officer’s annual accomplishments enables the Compensation Committee to evaluate the specific contributions of the Named Executive Officer to the Company’s success and more closely link pay to performance.
Result: Each Named Executive Officer achieved high performance with respect to the tailored individual objectives. The significant accomplishments considered by the Compensation Committee in determining the individual performance component of the Named Executive Officers’ 2017 awards are summarized below.

NAMED EXECUTIVE OFFICER	ACCOMPLISHMENTS
William C. Bayless, Jr.
•    Oversaw the development and implementation of an asset management program to drive expense efficiencies that resulted in achievement of the Company’s 55% margin goal in year 3 of the 3-5 year target.
•    Advanced the Company’s succession plan by separating the roles of President and Chief Executive Officer, with Mr. Bayless remaining as CEO and Mr. Hopke being promoted to the position of President.
•    Successfully managed the transition of several key executive roles including the promotion of Jennifer Beese to the position of Chief Operating Officer, the promotion of Kim Voss to the position of Chief Accounting Officer and the promotion of Mr. Perry to Chief Financial Officer on March 31, 2017, concurrent with Mr. Graf’s retirement. These internal promotions allowed the Company to fully exploit the breadth of executive talent available to further advance the Company’s long-term strategic business plan.
•    Continued to reinforce the Company’s culture of excellence, collaboration and results-driven performance.
•    Spearheaded improvements in enterprise-wide processes.
•    Advanced the Company’s business intelligence initiative improving the sophistication of product development, pricing strategies, market research and investment strategies.
•    Energized the American Campus brand recognition through engagement with organizations, events and media, creating extended visibility for the Company in the student housing, REIT and corporate communities.
•    With Mr. Perry, proactively engaged stockholders on a variety of topics, as discussed in "Stockholder Outreach and Engagement" on page 21.

James C. Hopke, Jr.
•    Successfully transitioned COO responsibilities upon the promotion of Jennifer Beese to that role.
•    With Mr. Perry, implemented improved programs for rolling twelve-month corporate and property level operational and cash forecasting.
•    Continued the development and implementation of asset management initiatives resulting in significant value creation and NOI margin expansion.
•    With Mr. Bayless, advanced the Company’s business intelligence initiative improving the sophistication of product development, pricing strategies, market research and investment strategies.
•    Led improvements in cultural and employee development processes.

William W. Talbot
•    Led external quality growth efforts for 2017, which resulted in $1.3 billion of acquisitions and owned developments and presale development commencements, significantly exceeding the target range of $400 million to $700 million.
•    Oversaw the on-time delivery of 10 new owned development projects totaling $609 million, the largest development delivery year in the Company’s history.
•    Spearheaded disposition activity, which resulted in the closing of $25 million of dispositions.
•    Incorporated business intelligence programs to enhance market research, product development and investment and disposition activity.

Daniel B. Perry
•    Successfully transitioned CFO responsibilities including close coordination with and development of the newly promoted Chief Accounting Officer.
•    With Mr. Hopke, implemented improved programs for rolling corporate twelve-month and property level operational and cash forecasting.
•    Managed compliance, regulatory matters, risk management and the 2018 benefits renewal.
•    Improved programs to more efficiently manage property tax expense.
•    Successfully raised $1.3 billion in capital at attractive pricing, funding quality external growth while maintaining a healthy balance sheet and liquidity.
•    With Mr. Bayless, proactively engaged stockholders on a variety of topics, as discussed in "Stockholder Outreach and Engagement" on page 21.

NAMED EXECUTIVE OFFICER	ACCOMPLISHMENTS
Jennifer Beese
•    Successfully integrated 10 new owned development assets into ongoing operations.
•    On-boarded seven acquisition assets into operations and integrated policies and procedures.
•    Implemented organizational improvements within Operations, Leasing and Marketing and Human Resources to improve scale and future efficiencies.
•    Coordinated the joint management and transition of assets sold during 2016.
•    Implemented hurricane preparedness procedures in advance of Hurricanes Harvey and Irma and managed restoration processes following the storms.

Other accomplishments considered by the Compensation Committee included the following:

•	Improved business processes enterprise-wide, including financial and operational processes, capabilities and tools;

•	Implemented employee development initiatives, which resulted in cultural and productivity improvements including earning Great Place to Work® certification;

•	Enhanced the Company’s brand awareness including recognition for the Best Student Housing Rental Apartment Community by the National Association of Home Builders;

•	Enhanced risk management by strengthening internal audit and control functions;

•	Strengthened the Company’s information technology controls and processes;

•	CEO Bill Bayless was named the 2017 National Ernst & Young Entrepreneur Of The Year in the category of Real Estate, Hospitality and Construction;

•	Met with key stakeholders, equity and fixed income investors and research analysts to convey the Company’s message of focused capital allocation and continued operational improvement; and

•
Proactively engaged both passive and active stockholders in a review of the Company’s corporate governance policies, board composition, executive compensation program, sustainability initiatives, long-term business strategy and other key topics.

Award Amounts. The Named Executive Officers did not earn, and were not awarded, long-term equity incentive awards under the quantitative performance metrics for 2017 performance, which represented 50% of the total long-term equity incentive award opportunity, as discussed in “Elements of The Compensation Program.” However, based upon very strong performance in relation to the pre-established management objectives and the other accomplishments considered by the Compensation Committee, the Named Executive Officers were awarded long-term equity incentive at the high level of the opportunity range for the subjective criteria which represented 50% of the long-term equity incentive award opportunity. As a result, the Compensation Committee approved 2017 long-term equity awards as follows:

	Award	% of Base Salary
William C. Bayless, Jr.	$2,325,000	300%
James C. Hopke, Jr.	$850,000	189%
William W. Talbot	$765,000	200%
Daniel B. Perry	$700,000	200%
Jennifer Beese	$700,000	200%
Other Benefits and Perquisites
The Company’s executive compensation program focuses on the elements described above, with extremely limited provision of perquisites. The Named Executive Officers are generally eligible to participate in the same benefit programs offered to other employees. We believe these benefits are competitive with overall market practices.

Severance Benefits
The Named Executive Officers are entitled to receive severance benefits under existing agreements upon certain qualifying terminations of employment (subject to any required payment delay pursuant to Section 409A of the Internal Revenue Code). Generally, these severance arrangements support executive retention and continuity of management and provide replacement income if an executive is terminated involuntarily other than for cause.
None of the Company’s executive officers are entitled to severance benefits solely upon a change of control of the Company. Although longstanding legacy arrangements with Messrs. Bayless and Hopke provide certain tax gross-ups with respect to payments made in connection with a change of control, consistent with the Company’s commitment to strong corporate governance and responsiveness to stockholders, the Board subsequently adopted a policy prohibiting tax gross-up arrangements, which formalized the Company’s existing practice of not entering into new tax gross-up arrangements with executive officers. This policy was filed on a Current Report on Form 8-K on April 27, 2010.
Policy with Respect to the $1 Million Deduction Limit
Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers. On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which eliminated the exception for performance-based compensation under Section 162(m) for tax years beginning on or after January 1, 2018 unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers. Although each of our Named Executive Officers' compensation in 2017 exceeded $1 million, the Company believes, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect net income. However, to the extent compensation does not qualify for deduction under section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by section 162(m).
Employment Agreements
The Company has entered into employment agreements with certain key employees, including all of the Named Executive Officers, when the Compensation Committee determines an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. These employment agreements are more fully described below under “Employment Contracts” and “Potential Payments Upon Termination or Change in Control.”
Policy Regarding Clawbacks to Recoup Compensation
If the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee may require the Named Executive Officers to repay to the Company “Excess Compensation,” which is defined as that part of the annual cash bonus and long term equity incentive compensation received by that officer during the two-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such officer would have received had such compensation been calculated based on the financial results reported in the restated financial statements.
The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Excess Compensation and how much Excess Compensation to recoup from individual officers (which need not be the same amount or proportion for every officer), including any conclusion by the Compensation Committee that an officer engaged in wrongdoing or committed grossly negligent acts or omissions. The amount and form of the compensation to be recouped will be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested restricted stock awards and/or cash repayment.
Deferred Compensation Plan
Effective January 1, 2015, the Compensation Committee established a deferred compensation plan for the benefit of senior officers, directors and other key employees in which the participant may elect to defer cash compensation and/or equity awards granted under share incentive plans. A participant has a fully vested right to his or her cash deferral amounts and the vested deferred equity awards.
Risk Considerations
In establishing and reviewing the executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. The majority of compensation provided to the executive officers is in the form of equity awards which typically vest over a period of five years and further align executives’ interests with those of stockholders. The Compensation Committee believes that by structuring the program so a considerable amount of wealth of the executives is tied to the Company’s long-term health, it avoids the type of disproportionately large short-term incentives which could encourage executives to take risks not in the Company’s long-term interests. We believe this combination of factors encourages executives and other employees to manage the Company in a prudent manner.

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the three years ended December 31, 2017. The Company has entered into employment agreements with each of the Named Executive Officers, other than Mr. Graf who retired from the Company effective June 30, 2017. Such employment agreements are described below under “Employment Contracts.”

						Non-Equity
Name and Principal					Stock	Incentive Plan	All Other
Position	Year	Salary		Bonus	Awards (1)	Compensation(2)	Compensation		Total

William C. Bayless, Jr.	2017	$775,000		$ —	$3,300,000	$875,000	$435,684	(3)	$5,385,684
Chief Executive	2016	760,000		—	2,500,000	1,100,000	395,110	(4)	4,755,110
Executive Officer	2015	750,000		—	2,500,000	975,000	359,364	(5)	4,584,364

James C. Hopke, Jr.	2017	$450,000		$ —	$1,000,000	$450,000	$92,724	(3)	$1,992,724
President	2016	400,000		—	800,000	500,000	70,200	(4)	1,770,200
	2015	350,000		—	600,000	450,000	47,328	(5)	1,447,328

William W. Talbot	2017	$382,500		$ —	$1,000,000	$450,000	$107,007	(3)	$1,939,507
Executive Vice President,	2016	370,000		—	800,000	500,000	87,411	(4)	1,757,411
Chief Investment Officer	2015	350,000		—	650,000	450,000	67,302	(5)	1,517,302

Daniel B. Perry	2017	$350,000		$ —	$525,000	$450,000	$62,990	(3)	$1,387,990
Executive Vice President,	2016	282,500		—	500,000	350,000	55,590	(4)	1,188,090
Chief Financial Officer,	2015	275,000		—	500,000	325,000	44,364	(5)	1,144,364
Treasurer and Secretary

Jennifer Beese	2017	$350,000		$ —	$525,000	$450,000	$53,055	(3)	$1,378,055
Executive Vice President,	2016	285,000		—	450,000	350,000	43,570	(4)	1,128,570
Chief Operating Officer	2015	275,000		—	400,000	325,000	32,667	(5)	1,032,667

Jonathan A. Graf	2017	$208,575	(6)	$ —	$1,250,000	$—	$2,214,620	(3)	$3,673,195
Former Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2016	405,000		—	800,000	575,000	108,129	(4)	1,888,129
	2015	400,000		—	700,000	475,000	97,143	(5)	1,672,143

(1)
The dollar amount recognized for the following awards of shares were valued at the aggregate grant date fair value of awards granted in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 12 to the Company’s audited financial statements for the year ended December 31, 2017, included in the annual report on Form 10-K for the year ended December 31, 2017.

	2015 (a)	2016 (b)	2017 (c)
William C. Bayless, Jr.	56,079	60,489	67,957
James C. Hopke, Jr.	13,459	19,356	20,593
William W. Talbot	14,581	19,356	20,593
Daniel B. Perry	11,216	12,098	10,811
Jennifer Beese	8,973	10,888	10,811
Jonathan A. Graf	15,702	19,356	25,741

(a)
Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2015 based on achievement of goals determined in January 2014.

(b)
Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2016 based on achievement of goals determined in January 2015.

(c)
Includes the portion of annual bonus paid in RSAs and long-term incentive compensation as determined by the Compensation Committee in January 2017 based on achievement of goals determined in January 2016.

(2)	Reflects the cash portion of annual bonuses per respective year as noted.

(3)	Includes the following:

	Dividends on Common Units	Dividends on Unvested RSAs	401(k) Matching Contributions	Other (a)
William C. Bayless, Jr.	$91,350	$339,834	$4,500	$—
James C. Hopke, Jr.	—	88,641	4,083	—
William W. Talbot	6,612	95,895	4,500	—
Daniel B. Perry	—	58,490	4,500	—
Jennifer Beese	—	53,055	—	—
Jonathan A. Graf	13,050	59,025	4,078	2,138,467

(a)	Represents the payment to Mr. Graf under the Separation Agreement and General Release.

(4)	Includes the following:

	Dividends on Common Units	Dividends on Unvested RSAs	401(k) Matching Contributions
William C. Bayless, Jr.	$87,150	$303,460	$4,500
James C. Hopke, Jr.	—	66,064	4,136
William W. Talbot	6,308	76,603	4,500
Daniel B. Perry	—	51,090	4,500
Jennifer Beese	—	43,570	—
Jonathan A. Graf	12,450	91,596	4,083

(5)	Includes the following:

	Dividends on Common Units	Dividends on Unvested RSAs	401(k) Matching Contributions
William C. Bayless, Jr.	$82,950	$271,914	$4,500
James C. Hopke, Jr.	—	43,140	4,188
William W. Talbot	6,004	56,310	4,988
Daniel B. Perry	—	39,864	4,500
Jennifer Beese	—	32,667	—
Jonathan A. Graf	11,850	80,706	4,587

(6)	Represents Mr. Graf's salary through June 30, 2017, the date of his retirement from the Company.

Grants of Plan Based Awards
The following table sets forth certain information with respect to RSAs granted during the year ended December 31, 2017, for each named executive officer with respect to annual bonus and long-term incentive compensation, all of which were granted under the 2010 Incentive Award Plan. No options or other securities were granted during the year ended December 31, 2017.

									All Other	Grant
									Stock	Date Fair
									Awards:	Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Stock and
	Grant Date		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of	Option
Name			Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	Awards (3)

William C.	1/25/18	(1)	—	$678,125	$1,550,000	—	—	—	—	n/a
Bayless, Jr.	1/27/17	(2)	—	—	—	—	—	—	67,957	$3,300,000

James C.	1/25/18	(1)	—	$393,750	$900,000	—	—	—	—	n/a
Hopke, Jr.	1/27/17	(2)	—	—	—	—	—	—	20,593	$1,000,000

William W.	1/25/18	(1)	—	$334,688	$765,000	—	—	—	—	n/a
Talbot	1/27/17	(2)	—	—	—	—	—	—	20,593	$1,000,000

Daniel B.	1/25/18	(1)	—	$306,250	$700,000	—	—	—	—	n/a
Perry	1/27/17	(2)	—	—	—	—	—	—	10,811	$525,000

Jennifer	1/25/18	(1)	—	$306,250	$700,000	—	—	—	—	n/a
Beese	1/27/17	(2)	—	—	—	—	—	—	10,811	$525,000

Jonathan A.	1/25/18	(1)	—	$—	$—	—	—	—	—	n/a
Graf	1/27/17	(2)	—	—	—	—	—	—	25,741	$1,250,000

(1)
Information for annual bonus program for which the target award was 50% to 125% of base salary for achieving the stated objectives and the maximum award is up to 200% of base salary for significantly exceeding the stated objectives or to reward significant accomplishments, in each case subject to the discretion of the Compensation Committee to determine the appropriate level of incentive compensation based on individual performance, Company performance and other items the Committee may deem important. The Committee did not use pre-set thresholds or multiples to determine awards under the long-term incentive compensation program.

(2)	RSAs granted in January 2017 for performance in 2016. Vest in five equal annual installments beginning on February 28 in the year following the year of grant.

(3)	The base price is equal to the closing price of the Company’s common stock on the grant date.
Employment Contracts
As of December 31, 2017, the Company had employment agreements in effect with each Named Executive Officer (Messrs. Bayless, Hopke, Talbot and Perry and Ms. Beese) providing that during the term of the respective agreement, the executive’s base salary will not be reduced and that the executive will remain eligible for participation in the executive compensation and benefit programs. The employment agreements in effect on December 31, 2017, with the executive officers provided for Mr. Bayless to serve as a member of the Board and as Chief Executive Officer, Mr. Hopke to serve as President, Mr. Talbot to serve as Executive Vice President and Chief Investment Officer, Mr. Perry to serve as Executive Vice President and Chief Financial Officer and Ms. Beese to serve as Executive Vice President and Chief Operating Officer.
The employment agreements provide for the following:

•	Annual base salaries, subject in each case to increases in accordance with the Company’s normal executive compensation practices;

•
Eligibility for annual cash bonus awards determined by the Compensation Committee or in the event that a formal annual bonus plan is in place for other senior executives, the bonus will be determined in accordance with the terms of the bonus plan on the same basis as other senior executives (with appropriate adjustments due to title and salary); and

•	Participation in other employee benefit plans applicable generally to executives.
Additionally, the Company has entered into non-competition agreements with Messrs. Bayless, Hopke, Talbot and Perry and Ms. Beese in which the executive agreed to comply with all obligations under the non-competition agreement and further agreed that the non-competition agreement will survive any termination of the respective employment agreement or the executive’s employment, or subsequent service relationship with the Company, if any.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2017, of all unvested RSAs held by each named executive officer as of December 31, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested
William C. Bayless, Jr.	181,580	$7,450,235
James C. Hopke, Jr.	48,492	1,989,615
William W. Talbot	52,135	2,139,086
Daniel B. Perry	31,604	1,296,707
Jennifer Beese	28,825	1,182,678
Jonathan A. Graf	–	–

(1)	Vest in five equal annual installments beginning on February 28 in the year following the year of grant.

Awards Vested
The following table sets forth certain information with respect to RSAs vested during 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting

William C. Bayless, Jr.	56,869 (1)	$2,905,985
James C. Hopke, Jr.	10,156 (2)	518,952
William W. Talbot	12,336 (3)	630,372
Daniel B. Perry	8,331 (4)	425,713
Jennifer Beese	6,904 (5)	352,780
Jonathan A. Graf	77,205 (6)	3,715,441

(1)	Of these shares, 23,857 shares were withheld to satisfy related tax liabilities.

(2)	Of these shares, 3,947 shares were withheld to satisfy related tax liabilities.

(3)	Of these shares, 5,175 shares were withheld to satisfy related tax liabilities.

(4)	Of these shares, 3,529 shares were withheld to satisfy related tax liabilities.

(5)	Of these shares, 2,925 shares were withheld to satisfy related tax liabilities.

(6)	Includes 60,451 shares delivered under the Separation Agreement and General Release. Of all shares vested during the year, 21,063 shares were withheld to satisfy related tax liabilities.
Potential Payments upon Termination or Change in Control
The following summarizes the compensation payable to each named executive officer under the applicable employment agreement in the event of a termination of such executive’s employment.
Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to us at least 30 days prior to the effective date of such termination, in which case the executive will be entitled to payment of base salary through the effective date of termination, plus all other benefits to which the executive has a vested right at that time. Additionally, each employment agreement provides that the executive may terminate the agreement for “good reason,” which is defined in the employment agreement, in general, as any substantial change by the Company in the nature of the executive’s employment without their express written consent; the requirement that the executive be based at a location at least 50 miles further than from his current principal location of employment; the Company’s failure to obtain a satisfactory agreement from any successor to assume the terms of the employment agreement; and the Company’s breach of any material provision of the employment agreement.
The employment agreements provide that, if the Company terminates an executive’s employment without “cause” or the executive terminates employment for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following payments and benefits, subject to execution and non-revocation of a general release of claims:

•
A cash payment equal to 299% for Mr. Bayless and 100% for Messrs. Hopke, Talbot and Perry and Ms. Beese, in each case times the sum of his or her then-current annual base salary plus the average annual cash bonus paid or payable in respect of the three years immediately prior to the year of termination;

•
A prorated cash bonus for the year in which the termination occurs equal to the greater of (i) the annual cash bonus paid or payable in respect to the year immediately prior to the year in which the termination occurs or (ii) the target cash bonus for the year in which the termination occurs;

•
Health benefits for two years following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer;

•	All of the executive’s RSAs vest; and

•	Excise tax equalization payments for Messrs. Bayless and Hopke.
The amounts set forth in the table below represent the compensation payable to each named executive officer under the respective employment agreement in the event of a termination of such executive’s employment. The amounts shown assume such termination was effective as of December 31, 2017, and therefore include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination.

Name	Benefit	Without Cause or For Good Reason
William C. Bayless, Jr.	Severance payment	$5,257,417
	RSA vesting	7,450,235
	Bonus	1,100,000
	Health benefits	30,200
	Excise tax equalization payments	—
		$13,837,852

James C. Hopke, Jr.	Severance payment	$916,667
	RSA vesting	1,989,615
	Bonus	500,000
	Health benefits	30,200
	Excise tax equalization payments	—
		$3,436,482

William W. Talbot	Severance payment	$849,167
	RSA vesting	2,139,086
	Bonus	500,000
	Health benefits	30,200
	Excise tax equalization payments	—
		$3,518,453

Daniel B. Perry	Severance payment	$725,000
	RSA vesting	1,296,710
	Bonus	350,000
	Health benefits	30,200
	Excise tax equalization payments	—
		$2,401,910

Jennifer Beese	Severance payment	$725,000
	RSA vesting	1,182,678
	Bonus	350,000
	Health benefits	30,200
	Excise tax equalization payments	—
		$2,287,878
Pursuant to the employment agreements with Messrs. Bayless, Hopke, Talbot and Perry and Ms. Beese, if an executive’s employment is terminated without cause or the executive terminates employment for good reason, retirement, death or disability, all of the executive’s RSAs will vest. “Disability” is defined as any physical or mental disability or infirmity that prevents the performance of the executive’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period. Any question as to the existence, extent or potentiality of an executive’s disability upon which the Company and the executive cannot agree will be determined by a qualified, independent physician selected by us and approved by the executive (which approval will not be unreasonably withheld), with the determination of any such physician being final and conclusive. “Retirement” is defined as a termination of employment other than for cause, disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the executive’s employment and other business relationships with the Company or its predecessors and (ii) the executive’s age on the date of termination; provided that (x) the executive’s employment by (or other business relationships with) the Company and any of its predecessors have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the executive is at least 50 years old; (y) the executive gives at least six months’ prior written notice to the Company of his or her intention to retire; and (z) the noncompetition agreement remains in full force and effect and the executive enters into a general release of all claims in a form that is reasonably satisfactory to the Company. Under this formula, Messrs. Bayless and Hopke became eligible for retirement in 2014 and 2016, respectively, and Messrs. Talbot and Perry and Ms. Beese will become eligible for retirement in 2024.
The values of the RSAs for which vesting would accelerate for such a termination as of December 31, 2017, based on a closing price of $41.03 on December 31, 2017, are as follows: Mr. Bayless-$7,450,235, Mr. Hopke-$1,989,615, Mr. Talbot-$2,139,086, Mr. Perry-$1,296,710 and Ms. Beese-$1,182,678.
Nonqualified Deferred Compensation
Effective January 1, 2015, the Compensation Committee established a deferred compensation plan for the benefit of senior officers, directors and other key employees in which the participant may elect to defer cash compensation and/or vested equity awards granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts and the vested deferred share awards.
The following table provides certain information regarding contributions to, withdrawals from and earnings in the deferred compensation plan as of December 31, 2017:

	Executive Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
William C. Bayless, Jr.	$—	$—	$—	$—
James C. Hopke, Jr.	99,285	(15,050)	—	94,415
William W. Talbot	19,502	10,580	—	73,902
Daniel B. Perry	370	2,400	—	11,722
Jennifer Beese	—	—	—	—
Jonathan A. Graf	1,507,815	(132,885)	—	1,514,094

(1)
Credited to the participant’s account is an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. Amounts reported in this column represent compensation they elected to defer, which amounts are included in various compensation columns of the Summary Compensation Table on page 45.

(2)
Aggregate earnings in 2017 represent the income and net unrealized gain or loss reported by the trustee of the deferred compensation plan. Earnings on the deferred compensation plan do not include contributions by the Company or the Named Executive Officer, were at market rates available to other investors, and are not included in the Summary Compensation Table on page 45.

Equity Compensation Plan
The following table summarizes information, as of December 31, 2017, relating to the Company’s equity compensation plans pursuant to which grants of options, RSAs and other rights to acquire common stock may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	910,648 (1)	n/a	468,022
Equity compensation plans not approved by security holders	n/a	n/a	n/a

(1)	Consists of RSAs granted to executive officers and certain employees and common units of limited partnership interest in the Company’s operating partnership.
CEO Compensation Pay Ratio
For 2017, the total compensation of the Company’s CEO as reported in the Summary Compensation Table (page 45) was $5,385,684 and for the median employee was $23,830.  The resulting ratio of the CEO’s pay to the pay of the median employee for fiscal year 2017 was 226 to 1.
The CEO to median pay ratio is calculated in accordance with SEC requirements pursuant to Item 402(u) of Regulation S-K.  The Company identified the median employee by examining cash compensation for all individuals (excluding the CEO) who were employed by the Company on October 31, 2017, and annualizing such compensation for regular full- and part-time employees who joined the Company during the 12 months ended October 31, 2017.  After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology it uses for its named executive officers as set forth in the Summary Compensation Table (page 45).  The Company included all consolidated employees, whether employed on a full-time, part-time or seasonal basis.
Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling.  In addition, no two companies have identical employee populations or compensation programs.  As such, the Company’s pay ratio may not be comparable to the pay ratio reported by other companies.

COMPENSATION OF DIRECTORS
The table below sets forth the quarterly cash fees paid to non-employee directors:

Board Member (other than Chairman of the Board)
Quarterly Fee	$17,500

Chairman of the Board (1)
Quarterly Fee	23,750

Audit Committee
Chair Quarterly Fee	5,625

Compensation Committee
Chair Quarterly Fee	3,750

Corporate Governance and Nominating Committee
Chair Quarterly Fee	3,000

Risk Committee
Chair Quarterly Fee	3,000

(1)	The Chairman of the Board is not entitled to receive any committee fees.

On May 4, 2017, the date of the 2017 Annual Meeting, each then current member of the Board was re-elected and each non-employee director, other than the Chairman of the Board, received 2,253 restricted stock units, or RSUs, and the Chairman of the Board received 3,219 RSUs, valued at $46.61 per RSU, the Fair Market Value (as defined in the incentive award plans) of the Company’s common stock on such date, or a value of $105,000 and $150,000, respectively. On July 1, 2017, each non-employee director received 212 RSUs valued at $47.30, the Fair Market Value of the Company’s common stock on such date, or a value of $10,000. All 2017 grants immediately vested and were settled in shares of the Company’s common stock and/or cash in lieu of the delivery of shares. As of December 31, 2017, no RSUs were outstanding.
Mr. Rippel received RSUs with a dollar value of $115,000 on March 8, 2018, the date on which he was appointed to the Board. On the date of the 2018 Annual Meeting, each non-employee director who is re-elected to the Board of Directors, other than the Chairman of the Board, will receive RSUs with a value of $115,000, and the Chairman of the Board will receive RSUs with a value of $160,000.
Members of the Board of Directors are also reimbursed for travel expenses incurred in connection with the Company’s business, including attendance at meetings of the Board and its committees.

The table below summarizes the compensation paid to each non-employee director for 2017:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total
William Blakeley Chandlee III	$67,500	$115,000	—	$182,500
G. Steven Dawson	88,000	115,000	—	203,000
Cydney C. Donnell	78,000	115,000	—	193,000
Dennis G. Lopez (4)	75,390	115,000	—	190,390
Edward Lowenthal	90,500	160,000	—	250,500
Oliver Luck	77,500	115,000	—	192,500
C. Patrick Oles, Jr.	65,500	115,000	—	180,500
Winston W. Walker (5)	38,000	—	—	38,000

(1)
William C. Bayless, Jr., Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his service as director. The compensation received by Mr. Bayless as an employee is shown in the Summary Compensation Table on page 45.

(2)
Represents aggregate grant date fair value of awards at date of grant. Assumptions used in the calculation of these amounts are included in note 12 to the Company’s audited financial statements for the year ended December 31, 2017 included in the annual report on Form 10-K for the year ended December 31, 2017. Certain shares have been deferred by the director pursuant to the deferred compensation plan as shown on the security ownership table on page 27.

(3)	The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation for directors that were above-market or preferential.

(4)	Resigned from the Board effective November 6, 2017.

(5)	Retired from the Board effective May 4, 2017.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company is not a party to any transaction with executive officers or directors that is required to be disclosed under Item 404(a) of Regulation S-K.

PROPOSAL 2 –
APPROVAL OF THE AMERICAN CAMPUS COMMUNITIES, INC. 2018 INCENTIVE PLAN

The Board recommends you vote FOR the adoption of the American Campus Communities 2018 Incentive Award Plan.
Since the IPO, the Company has had an incentive award plan in place to encourage high levels of performance by individuals who are key to the Company’s success and which enables the Company to attract, motivate and retain talented and experienced individuals essential to continued success. All employees are eligible to benefit from the incentive award plan. Participants in the existing plan include directors, executive and other officers and key employees.
As of March 8, 2018, all but 126,170 shares had been granted under the existing plan. A new incentive award plan needs to be established to ensure the Company can continue to attract, motivate and retain qualified personnel and to provide motivation for employees and directors to continue to seek increasing share price appreciation and dividend income for stockholders. A plan is also necessary to continue to align the interests of the Company’s employees and directors with those of stockholders. On March 8, 2018, the Board of Directors adopted the American Campus Communities, Inc. 2018 Incentive Award Plan, effective such date, and directed the plan be submitted to stockholders for their approval. After March 8, 2018, no awards will be made under the 2010 incentive award plan. Below is a summary of the material provisions of the new plan. A complete copy of the new plan is included as Annex A to this proxy statement.
Administration
The plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act. Subject to the provisions of the plan, the Compensation Committee determines the persons to whom grants are made and other terms and conditions of the grant. All determinations of the Compensation Committee are final and conclusive on all persons having an interest in the plan or in any award made under the plan.
Eligible Persons
Directors, directors of the Company’s affiliates, key employees and consultants may be selected by the Compensation Committee to receive an award under the plan. The aggregate grant date Awards to any independent director will not exceed for any year an aggregate grant date fair market value of $1,000,000.
Shares Subject to Grants
Under the plan, a total of 3,500,000 shares of common stock may be issued. This number will be adjusted for stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the Company’s capitalization. Stock issued under the plan may consist of authorized and unissued stock or previously issued shares of stock the Company reacquired in the open market or by private purchase. If any award expires, is forfeited or otherwise terminates, the shares of stock not acquired under such award will revert to and become available for issuance under the plan; provided, however, that if any shares of stock subject to an award granted under the plan are withheld or applied as payment in connection with the exercise of an award or the withholding or payment of taxes related thereto, such shares will be treated as having been delivered for purposes of determining the maximum number of shares of stock available for grant under the plan and shall not again be available for grant under the plan.

Awards
The plan provides for the grant of incentive stock options which qualify under section 422 of the Internal Revenue Code and nonqualified stock options, RSAs, RSUs, PIUs and other stock-based awards, as set forth in the plan.
Terms and Conditions of Option Grants
Option Grants; Prohibitions on Repricing Options and Stock Appreciation Rights and Buyouts of Underwater Options and Stock Appreciation Rights. Options to purchase common stock may be granted under the plan. The Compensation Committee may, in its discretion, designate whether an option is to be an incentive stock option or not to be treated as an incentive stock option for purposes of the plan and the Internal Revenue Code. The exercise price of options granted under the plan must be at least 100% of the fair market value of the Company’s common stock on the date of grant. However, incentive stock options granted to optionees who own more than 10% of outstanding common stock on the date of grant must have an exercise price that is at least 110% of fair market value of common stock on the grant date.
Except for certain limited permissible adjustments for stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the Company’s capitalization, the Company may not, without stockholder approval, reprice any option or stock appreciation right or buyout any underwater option or stock appreciation right by: (i) lowering its exercise price after the grant date; (ii) cancelling it (at a time when the applicable exercise price per share exceeds the fair market value of the underlying shares) in exchange for cash, property or another award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii).
Incentive stock options granted under the plan will expire no later than ten years after the date of grant, or five years after the date of grant with respect to optionees who own more than 10% of outstanding common stock on the grant date.
Option Exercise. Payment for shares of stock acquired pursuant to options granted under the plan will be made in full, upon exercise of the options (a) in cash or check, (b) by surrender to the Company of shares of stock which either (1) have been held by the optionee for at least six months or (2) were acquired from a person other than the Company, (c) by a combination of (1) and (2), (d) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002) and the approval of the Compensation Committee, through the sale of the shares of stock acquired on exercise of the option through a broker-dealer to whom the participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes required to be withheld with respect to such exercise, or (e) by any other means approved by the Compensation Committee.
Options will be exercisable at such time or times as determined by the Compensation Committee. The maximum term of options granted under the plan is ten years (or five years to the extent described above).
Termination of Employment. In the event a participant’s employment terminates for any reason other than as a result of retirement, permanent disability, death or cause, the participant’s exercisable options will be exercisable by him or her only within three months after such termination. In the case of a participant’s retirement, permanent disability or death while entitled to exercise an option, the participant or, if applicable, the participant’s estate or beneficiary, will have the right to exercise the exercisable option at any time within one year from the date of retirement, permanent disability or death. To the extent that an incentive stock option is exercised more than three months after the participant ceases to be an employee (or more than one year after the participant ceases to be an employee due to the participant’s death or disability), the incentive stock option will be treated as a nonqualified stock option.

If a participant’s employment terminates as a result of cause, all unexercised options of such participant will terminate immediately upon such termination and such participant will have no right after such termination to exercise any unexercised option.
For purposes of the plan, “cause” means, in the absence of any employment agreement with the Company otherwise defining cause, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services; (ii) a participant’s engagement in conduct that is materially injurious to us; (iii) a participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) involving dishonesty or which could reasonably be expected to have a material adverse impact on the Company’s reputation or business; (iv) public or consistent drunkenness by a participant or his or her illegal use of narcotics (or other restricted substances) which is, or could reasonably be expected to become, materially injurious to the Company’s reputation or business or which impairs, or could reasonably be expected to impair, the performance of a participant’s duties to us; or (v) willful failure by a participant to follow the lawful directions of a superior officer or the Board of Directors. In the event there is an employment or consulting agreement with a participant defining cause, “cause” will have the meaning provided in such agreement.
“Disability” means, in the absence of any employment agreement with a Participant otherwise defining disability, any physical disability or infirmity that prevents the performance of a participant’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period, as determined by the Compensation Committee in its good faith and sole discretion. In the event there is an employment or consulting agreement with a participant defining disability, “disability” will have the meaning provided in such agreement. Notwithstanding the foregoing, in the case of an Incentive Stock Option, “Disability” shall mean a disability as defined in Section 22(e)(3) of the Internal Revenue Code.
“Retirement” means a termination of service other than for cause, disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the participant’s employment and other business relationships with the Company and any of its predecessors and (ii) the participant’s age on the date of termination; provided that (x) the participant’s employment by (or other business relationships with) the Company and any of its predecessors have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the participant is at least 50 years old; (y) in the case of termination of employment, the employee gives at least six months’ prior written notice to us of his or her intention to retire; and (z) in the case of termination of employment, the employee enters into a non-compete and non-solicitation agreement and a general release of all claims in a form that is reasonably satisfactory to us.
Terms and Conditions of RSAs
The compensation committee may award RSAs under the plan. The policy, generally, is awards of RSAs made to officers are based on the officer’s actual current and past performance rather than projected future performance. In this way, it is assured that RSAs are earned for performance, not merely the passage of time, and a valuable tool is created to retain key employees. The Compensation Committee will grant to such participant a RSA with respect to common stock having a fair market value on the date of the grant equal to a specified amount determined by the Compensation Committee of the amount of the award, thereby further delaying payment of compensation for the officer and helping to assure the officer’s interest are aligned with stockholders’ interests. All RSAs are subject to such restrictions, terms and conditions as the Compensation Committee may establish, and a participant may not encumber or dispose of any RSAs until the terms and conditions set by the Compensation Committee have been satisfied.
Unless otherwise provided in the award agreement, upon a termination of employment or other service for any reason other than death, disability or retirement, all unvested RSAs will terminate and upon a termination on account of death, disability or retirement, all RSAs will become vested.

Terms and Conditions of RSUs
The compensation committee may award RSUs under the plan, subject to conditions and restrictions determined by the Compensation Committee. The current policy, generally, is awards of RSUs are made to non-management directors and immediately vest and are settled in shares of the Company’s common stock and/or cash in lieu of the delivery of shares. RSUs are essentially the same as RSAs except that instead of actual shares, RSUs represent a promise to pay out shares at some future date. RSUs have a tax advantage over RSAs because the recipient is not taxed at the time of vesting (as with RSAs) but only when the shares are actually received.
Terms and Conditions of Profits Interest Units
PIUs are a special class of partnership interests in the Company’s operating partnership. Each PIU awarded will be deemed equivalent to an award of one share of common stock under the plan, reducing availability for other equity awards on a one-for-one basis. PIUs, whether vested or not, will receive the same quarterly per unit distributions as common units of the operating partnership, which equal the per share distributions on the Company’s common stock. PIUs vest in accordance with each holder’s PIU vesting agreement.
Initially, PIUs will not have full parity with common units with respect to liquidating distributions. Under the terms of the PIUs, the operating partnership will revalue its assets upon the occurrence of certain “book-up events,” and any increase in valuation from the time of grant until such book-up event will be allocated first to the holders of PIUs to equalize the capital accounts of such holders with the capital accounts of common unit holders. These book-up events will occur upon a contribution of cash or property to the operating partnership, including contributions by the Company of the proceeds from future issuances of securities, or upon certain distributions of cash or property by the operating partnership to one or more partners of the operating partnership. Upon equalization of the capital accounts of the holders of PIUs with the other holders of common units, the PIUs will achieve full parity with Common Units of the operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested PIUs will thereafter be automatically converted into an equal number of Common Units. No equalization will occur unless a revaluation of the Company’s assets following a book-up event results in an increase in the value of the Company’s assets from the date of grant. It is possible that equalization will not occur and the PIUs would therefore not achieve parity with respect to liquidating distributions. Until and unless such parity is reached, the value that may be realized for a given number of vested PIUs will likely be less than the value of an equal number of shares of common stock.
Holders of the PIUs will be entitled to customary registration rights, including demand and piggyback registration rights, with respect to the shares of common stock that may be received by the PIU holders upon a conversion/exchange of the PIUs in accordance with the terms of the partnership agreement. In general, the Company will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions.
Terms and Conditions of Other Awards
Under the plan, the Compensation Committee may grant any other cash, stock or stock-related awards that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards and stock bonuses, and may grant Stock or PIUs to eligible individuals in settlement of bonus awards under any bonus program or plan adopted by the Compensation Committee. Any such awards and any related agreements shall contain such terms and conditions as the Compensation Committee deems appropriate, which awards and agreements need not be identical.
Acceleration and Change in Control
Under the plan, upon an involuntary termination by the Company other than for cause or a voluntarily termination by an employee because of good reason, in each case within one year of a change in control, all options will become immediately exercisable with respect to all of the shares subject to such options, RSAs will become fully vested, RSUs will be settled as if the settlement date occurred immediately prior to such change in control, and all other awards will become fully vested and/or payable.

Other Key Provisions
The Board of Directors may amend, suspend or terminate the plan, but stockholder approval is required to alter specified provisions of the plan. In general, options and unvested RSAs are not transferable.
Grants Under the Plan
Because the grant of awards under the plan is within the discretion of the Compensation Committee, the dollar value or number of shares of common stock which will in the future be received by or allocated to any participant in the plan cannot be determined.
Tax Aspects Under the Plan
The following is a summary of the principal federal income tax consequences of certain transactions under the plan. It does not describe all federal tax consequences under the plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the participant upon the grant or exercise of an incentive stock option. If common stock issued to a participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.
If common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common stock at exercise (or, if less, the amount realized on a sale of such common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Nonqualified Stock Options. No income is realized by the participant at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price and the fair market value of the common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the common stock has been held. Special rules will apply where all or a portion of the exercise price of the nonqualified stock option is paid by tendering common stock. Upon exercise, the participant will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
PIUs. The grant or vesting of PIUs is not expected to be a taxable transaction to recipients. Therefore, a recipient who wishes to hold incentive equity awards for the long term may be able to do so more efficiently with PIUs and ultimately enjoy a greater after-tax return when disposing of them. Conversely, the Company will not receive any tax deduction for compensation expense from the grant of PIUs.
Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.

Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers. On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which eliminated the exception for performance-based compensation under Section 162(m) for tax years beginning on or after January 1, 2018 unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers. The Company believes, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect net income. However, to the extent compensation does not qualify for deduction under section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by section 162(m).
Recent Stock Price
Based solely on the closing price of the Company’s common stock as reported by the NYSE on March 12, 2018, of $37.93, the maximum aggregate market value of the 3,500,000 shares of common stock that could potentially be issued under the plan is $132.8 million.
Required Vote
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting.

PROPOSAL 3 –
RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS

The Audit Committee, which has the sole authority to retain the Company's independent auditors, recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2018.

Ratification of the Selection of the Independent Auditors
The audit committee has reappointed Ernst & Young LLP as the Company’s independent auditors for 2018.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting.
AUDIT COMMITTEE INFORMATION
Report of the Audit Committee
The Audit Committee, on behalf of the Board of Directors, serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system, and to review and appraise the audit efforts of the Company’s independent auditors. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter, which is available on the investor relations section of the Company’s website at www.AmericanCampus.com.
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company’s earnings releases with management.
During 2017, the Audit Committee met with management and the Company’s independent auditors and internal auditor periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee also discussed with management and the Company’s independent auditors and internal auditor the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required for certain of the Company’s filings with the Securities and Exchange Commission.
Ernst & Young LLP, the Company’s independent auditors, is responsible for auditing the Company’s financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from management and us and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets at least quarterly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets with management and the independent auditors prior to the filing of the quarterly reports on Form 10-Q with the SEC and release to the public of its quarterly and year-end financial results to, among other things, review and discuss such filings, review any related financial statements and related variances, review significant accounting policies and discuss any significant accounting treatments applied during the period.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee as of December 31, 2017:
G. Steven Dawson, Chairman
Edward Lowenthal
C. Patrick Oles, Jr.

Independent Auditor Fees
The following summarizes the approximate aggregate fees billed to American Campus Communities for the fiscal years ended December 31, 2017, and 2016, by the Company’s principal accounting firm, Ernst & Young LLP:

	Total Approximate Fees
Types of Services (1)	2017	2016

Audit Fees (2)	$1,462,500	$1,440,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (3)	2,160	2,000
Total	$1,464,660	$1,442,000

(1)	All such services were preapproved by the Audit Committee.

(2)
Fees for audit services billed in 2017 and 2016 included the following: (i) audit of the Company’s annual financial statements; (ii) reviews of quarterly financial statements; (iii) audit of internal control over financial reporting; and (iv) services related to SEC matters, including review of registration statements filed and related issuances of comfort letters, consents and other services.

(3)	All other fees include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

In considering the nature of the services provided by Ernst & Young LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to us by the independent auditors. These provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by the independent auditors.
The independent auditors provide the Audit Committee with a list describing the services expected to be performed by the independent auditor. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized the committee’s Chairman to approve the provision by the Company’s independent auditors of up to $50,000 per occurrence of non-audit services not prohibited by law. Each decision made by the Audit Committee Chairman will be reported to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes that providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

PROPOSAL 4 –
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends that you vote FOR approval of the advisory vote on executive compensation.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” these executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, named executive officers are rewarded for the achievement of specific performance measures that are directly related to financial performance goals and creation of stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 29 for additional details about the Company’s executive compensation programs, including information about the 2017 compensation of the named executive officers.
Stockholders approved the Company’s executive compensation at the 2017 annual meeting of stockholders. The Compensation Committee continually reviews the compensation programs for the named executive officers to ensure they achieve the desired goals of aligning executive compensation structure with stockholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

•	Provides a significant portion of each executive’s compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and equity-based grants;

•
Provides a significant portion of total compensation as non-cash compensation in the form of long-term equity-based awards to more closely align the interests of executives with those of stockholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting; and

•	Uses long-term compensation, payment of annual bonuses in part in shares, clawbacks, and a variety of performance metrics to closely tie executives’ wealth to the Company’s long-term health.
The Company is asking stockholders to indicate their support for named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Board will ask stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider stockholders concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

STOCKHOLDER PROPOSALS
Any stockholder proposal intended for inclusion in the proxy materials for the Annual Meeting to be held in 2019 must be received no later than December 31, 2018. A stockholder may also nominate directors before the next Annual Meeting by submitting the nomination as described under “Board of Directors – Consideration of Director Nominees.” No formal proposals were received during 2017 from stockholders.
2017 ANNUAL REPORT
The Company’s Annual Report to Stockholders is being mailed to stockholders along with this Proxy Statement. The Annual Report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, are on the Company’s website at www.AmericanCampus.com and available without charge to stockholders upon writing to the Company’s corporate secretary. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.
By Order of the Board of Directors,

/s/ Daniel B. Perry
DANIEL B. PERRY
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Austin, Texas
March 21, 2018

Annex A

AMERICAN CAMPUS COMMUNITIES, INC.
2018 INCENTIVE AWARD PLAN

Section 1.Purpose.
The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors and employees of the Company or its Affiliates, participating in the Plan. The Plan is designed to grant such directors and employees the opportunity to share in the Company’s long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.
Section 2.    Definitions.
(a)    “Affiliate” means any Subsidiary Corporation or any non-corporate entity in which the Company directly or indirectly owns in the aggregate fifty percent (50%) or more of the profits interest or capital interest.
(b)    “Annual Director Amount” means an amount determined by the Committee from time to time, which shall not exceed, in any fiscal year of the Company, Awards to any Director with an aggregate grant date Fair Market Value of $1,000,000.
(c)    “Award” means any right granted under the Plan, including any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, PIU or other Stock-based award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Business Combination” means any (i) sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or (ii) sale or other transfer of all or substantially all of the Stock to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity).
(f)    “Cause” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Cause, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate; (iii) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) involving dishonesty or which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; (iv) public or consistent drunkenness by a Participant or his or her illegal use of narcotics (or other restricted substances) which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or an Affiliate; or (v) willful failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment or consulting agreement between a Participant and the Company defining Cause, “Cause” shall have the meaning provided in such agreement.
(g)    “Change in Control” means:
(i)    The acquisition by a person, or persons acting as a group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule

13d-3 promulgated under the Exchange Act) of securities which, together with beneficial ownership held by such person or group, represents more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity (or direct or indirect parent of such successor entity);
(ii)    The date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or
(iii)    Consummation of a Business Combination if, following any such Business Combination, any one person, or more than one person acting as a group, (A) acquires ownership of Stock that, together with Stock previously held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Stock, or (B) acquires assets from the Company that have a total gross fair market value equal to or greater than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition; provided, however, that for purposes of clause (A) such Business Combination shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such Business Combination, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity (or the direct or indirect parent of such successor entity);.
It is the intent of the Company that, in the event of any ambiguity, the foregoing definition be interpreted in a manner that is consistent with the definition of “Change in Ownership or Effective Control” under the regulations promulgated under Section 409A of the Code.
(h)    “Code” means the Internal Revenue Code of 1986, as amended.
(i)    “Committee” means the Board or such other committee of at least two persons as the Board may appoint to administer the Plan; provided, however, that each member of the Committee shall, if practicable, be a “nonemployee director” within the meaning of the rules promulgated under Section 16(b) of the Exchange Act..
(j)    “Company” means American Campus Communities, Inc., a Maryland corporation.
(k)    “Consultant” means any consultant or advisor to the Board, the Company or its Affiliates.
(l)    “Director” means any non-employee director of the Board or any non-employee director of a board of directors of an Affiliate.
(m)    “Disability” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Disability, any physical disability or infirmity that prevents the performance of a Participant’s duties for a period of (i) six consecutive months or (ii) an aggregate of 12 months in any 24 consecutive month period, as determined by the Committee in its good faith and sole discretion. In the event there is an employment or consulting agreement between a Participant and the Company defining Disability, “Disability” shall have the meaning provided in such agreement. Notwithstanding the foregoing, in the case of an Incentive Stock Option, “Disability” shall mean a disability as defined in Section 22(e)(3) of the Code.

(n)    “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.
(o)    “Dividend Equivalents” shall have the meaning set forth in Section 8(b) hereof.
(p)    “Eligible Persons” means any Employee, Director or Consultant.
(q)    “Employee” means any person employed by the Company or an Affiliate, including any individual who performs services as a self-employed partner or member of a non-corporate Affiliate.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Expiration Date” means the date upon which the term of an Option, as determined under Section 6(a)(i) hereof, expires.
(t)    “Fair Market Value” means (i) if the Stock is listed on a national securities exchange, the closing sale price per share of Stock reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on bid-and-asked prices basis, the closing price per share of Stock reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported If the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis, in accordance with Section 409A of the Code. The Board’s determination of Fair Market Value (or the determination of the Committee if so delegated by the Board) shall be conclusive and binding on all persons.
(u)    “Good Reason” means, in the absence of any employment agreement between a Participant and the Company or its Affiliates otherwise defining Good Reason, without the Participant’s consent, (i) a decrease in the total amount of the Participant’s base salary below the level in effect on the date of consummation of the Change in Control, (ii) any material diminution or change in the nature or scope of the Participant’s functions, duties, position, responsibilities, or reporting relationships, or (iii) the relocation of the Participant’s principal office location more than 50 miles from its current location. In the event there is an employment or consulting agreement between a Participant and the Company defining Cause, “Good Reason” shall have the meaning provided in such agreement.
(v)    “Incentive Stock Option” means an Option that is designated as, and satisfies the requirements necessary to qualify as, an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w)    “Nonqualified Stock Option” means an Option, or portion thereof, that is not an Incentive Stock Option.
(x)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
(y)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.
(z)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(aa)    “Permitted Transferee” in respect of any Participant means (i) any member of the Participant’s Family (as defined below), (ii) any trust in which the Participant and members of the Participant’s Family have more than fifty percent (50%) of the beneficial interest, (iii) a foundation in which the Participant or members of the Participant’s Family control the management of assets and (iv) any other entity in which the Participant and members of the Participant’s Family collectively own more than fifty percent (50%) of the voting interests. The “Family” of a Participant means the Participant’s spouse (or former spouse), children (including son- or daughter-in-law), stepchildren, grandchildren, parents (including mother- or father-in-law), parent-in-law, stepparents, siblings (including brother- or sister-in-law), grandparents, nieces and nephews, including adoptive relationships, and any person sharing the Participant’s household (other than tenants and employees).
(bb)    “Profits Interest Units” or “PIUs” shall have the meaning set forth in the limited partnership agreement, as amended, of American Campus Communities Operating Partnership LP.
(cc)    “Plan” means the American Campus Communities, Inc. 2018 Incentive Award Plan.
(dd)    “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 7 hereof.
(ee)    “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.
(ff)    “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock on the Settlement Date.
(gg)    “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.
(hh)    “Retirement” means a Termination of Service other than for Cause, Disability or death, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the Participant’s employment and other business relationships with the Company and any predecessor of the Company and (ii) the Participant’s age on the date of termination; provided that (x) the Participant’s employment by (or other business relationships with) the Company and any predecessor of the Company have continued for a period of at least 120 contiguous full months at the time of termination and, on the date of termination, the Participant is at least 50 years old; (y) in the case of termination of employment, the employee gives at least six months’ prior written notice to the Company of his or her intention to retire; and (z) in the case of termination of employment, the employee enters into a Noncompete Agreement (as defined below) and a general release of all claims in a form that is reasonably satisfactory to the Company.
As used in the foregoing sentence, “Noncompete Agreement” shall mean a written agreement between the employee and the Company providing that, for a period of at least 12 months following the employee’s termination of employment with the Company (the “Restricted Period”), (a) in any jurisdiction in which the Company is engaged in business during the Restricted Period, the employee shall not, directly or indirectly (i) engage in Competitive Activities (as defined below), whether individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity, or (ii) own interests in student housing properties that are competitive, directly or indirectly, with any business carried on by the Company, its successors, or its Affiliates (provided that this shall not preclude the employee from engaging in Competitive Activities for or on behalf of a non-profit entity or governmental subsidiary, agency, authority or similar entity in a single jurisdiction), provided that, notwithstanding the foregoing, the employee may, directly or indirectly, own, solely as an investment, securities of any entity engaged in Competitive Activities which are publicly traded on a national or regional stock exchange or on the over-the-counter market; provided that the employee is not a controlling person of, or member of a group which controls, such entity and does not, directly or indirectly, own 2% or more of any class of securities of any such entity; and (b) the employee shall not, directly or indirectly, for his or her own account or for the account of any other individual or entity, nor shall he or she assist any person or entity to (1) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company, or (2) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its Affiliates, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company. “Competitive Activities,” for purposes of this section, shall mean any business activities involving the development, acquisition or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing. In the event there is an employment or consulting agreement between a Participant and the Company defining a Noncompete Agreement, “Noncompete Agreement” shall have the meaning provided in such agreement and Competitive Activities shall have the meaning provided in such Noncompete Agreement.
(ii)    “Securities Act” means the Securities Act of 1933, as amended.
(jj)    “Settlement Date” shall have the meaning set forth in Section 8(d) hereof.
(kk)    “Stock” means the common stock of the Company, par value $.01 per share.
(ll)    “Subsidiary Corporation” means any corporation that is a “subsidiary corporation,” as defined in Section 424(f) of the Code, of the Company.
(mm)    “Termination of Service” means, (i) with respect to an Employee, the termination of employment with the Company or its Affiliates, (ii) with respect to a Director, the termination of service as member of the Board or the board of directors of any of the Company’s Affiliates, or (iii) with respect to a Consultant, the termination of service to the Board, the Company or its Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the capacity in which an Eligible Person performs services for the Board, the Company or its Affiliates the entity for which the Participant renders such service from the Company to any Affiliate or from any Affiliate to the Company or any other Affiliate, provided that there is no interruption or termination of the Participant’s service for the Company or any of its Affiliates. Furthermore, a Participant’s service with the Company and all Affiliates shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service is guaranteed by statute or contract or the Participant’s extended leave of absence is approved by the Committee. The Participant’s service shall be deemed to have terminated in the event the entity for which the Participant performs service ceases to be an Affiliate (or any successor). Notwithstanding the foregoing, if an Award constitutes “deferred compensation” subject to Section 409A of the Code, Termination of Service shall mean “separation from service” as defined in regulations and rulings under Section 409A of the Code. Subject to the foregoing, the Committee, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.
Section 3.    Administration.
(a)    General. The Plan shall be administered by the Committee.
(b)    Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:
(i)    To determine from time to time which of the Eligible Persons shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Award, and the number of shares of Stock with respect to which an Award shall be granted to each such person;

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration;
(iii)    To amend the Plan or an Award as provided in Section 19; and
(iv)    To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
(c)    Delegation of Authority. The Committee may delegate to one or more of its members, agents or to officers or managers of the Company, such administrative duties under this Section 3 as it may deem advisable.
(d)    Committee Determinations. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
Section 4.    Stock Subject to the Plan.
(a)    Share Reserve. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,500,000 subject to adjustment as provided in Section 11. After the Effective Date, no awards shall be made under the Company’s 2010 Incentive Award Plan. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or awards under the Company’s 2010 Incentive Award Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof shall not be added to the shares authorized for grant under the Plan. Grants made in the form of PIUs will reduce the number of shares of Stock available for grant on a one-for-one basis.
(b)    Source. The stock to be granted or optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.
(c)    Reversion of Shares. If any Award shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan; provided, however, that if any shares of Stock subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of shares of Stock available for grant under the Plan and shall not again be available for grant under the Plan.
Section 5.    Eligibility.
(a)    General. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Except in the case of Incentive Stock Options, Awards may be granted to Employees, Directors and Consultants.
(b)    Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a Subsidiary Corporation.

Section 6.    Options.
(a)    General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, unless otherwise determined by the Committee, a separate certificate or certificates will be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical, and, except as otherwise provided by the Committee in the Option Agreement, each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(b)    Term. Subject to Section 6(b) hereof in the case of Incentive Stock Options, the term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of 10 years from the date it was granted.
(c)    Exercise Price. Subject to Section 6(b) hereof in the case of Incentive Stock Options, the exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value per share as of the date of grant.
(d)    Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (A) in immediately available funds in United States dollars, by certified or bank cashier’s check, (B) by surrender to the Company of shares of Stock which have either (1) have been held by the Participant for at least six months, or (2) were acquired from a person other than the Company, (C) by a combination of (1) and (2), (D) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002) and the approval of the Committee, through the sale of the shares of Stock acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes required to be withheld with respect to such exercise, or (E) by any other means approved by the Committee.
(e)    Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates contained herein or otherwise set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.
(f)    Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. Notwithstanding the foregoing, a Nonqualified Stock Option shall be transferable to a Permitted Transferee to the extent provided in the Option Agreement or permitted by the Committee.
(g)    Termination of Service. Except as may otherwise be provided in the Option Agreement or as otherwise determined by the Committee prior to the expiration of the Option:
(i)    If, prior to the Expiration Date, the Participant experiences a Termination of Service for any reason other than for Cause or on account of death, Disability or Retirement, (1) all vesting with respect to the Nonqualified Stock Options shall cease, (2) any unvested Nonqualified Stock Options shall expire as of the date of such termination, and (3) any vested Nonqualified Stock Options shall remain exercisable until the earlier of the Expiration Date or the date that is three months after the date of the Termination of Service. In the case of a Participant’s Termination of Service on account of death, Disability or Retirement, while entitled to exercise a Nonqualified Stock Option, the Participant or, if applicable, the Participant’s estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subparagraph (i) above, to exercise the Nonqualified Stock Option at any time within one year from the date of the Participant’s Termination of Service.
(ii)    If, prior to the Expiration Date, the Participant experiences a Termination of Service for any reason other than for Cause or on account of death or Disability, (1) all vesting with respect to the Incentive Stock Options shall cease, (2) any unvested Incentive Stock Options shall expire as of the date of such termination, and (3) any vested Incentive Stock Options shall remain exercisable until the earlier of the Expiration Date or the date that is three months after the date of the Termination of Service. In the case of a Participant’s Termination of Service on account of death or Disability, while entitled to exercise an Incentive Stock Option, the Participant or, if applicable, the Participant’s estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subparagraph (i) above, to exercise the Incentive Stock Option at any time within one year from the date of the Participant’s Termination of Service.
(iii)    If, prior to the Expiration Date, the Participant experiences a Termination of Service for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.
(h)    Special Provisions Applicable to Incentive Stock Options.
(i)    Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.
(ii)    10% Shareholders. No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (A) has an exercise price of at least 110% of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.
(iii)    $100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(iv)    Exercise Following Termination of Employment. To the extent that an Incentive Stock Option is exercised more than three months after the Participant ceases to be an Employee of the Company or any Subsidiary Corporation (or more than one year after the Participant ceases to be an Employee of the Company or any Subsidiary Corporation due to the Participant’s death or Disability), the Incentive Stock Option will be treated as a Nonqualified Stock Option.
(v)    Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

Section 7.    Restricted Stock.
(a)    General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 7(b), except as otherwise in the applicable Restricted Stock Agreement, the Participant shall have the rights and privileges of a stockholder as to such Restricted Stock.
(b)    Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.
(c)    Certificates. Stock certificates for Restricted Stock shall be registered in the name of the Participant but shall be appropriately legended and returned to the Company by the Participant, together with a stock power, endorsed in blank by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.
(d)    Legends. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the following form until the end of the applicable restricted period with respect to such Stock:
“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of _______________, between American Campus Communities, Inc. and _______________ and the terms of the American Campus Communities, Inc. 2018 Incentive Award Plan (the “Plan”). A copy of such Agreement and the Plan are on file at the offices of American Campus Communities, Inc.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
(e)    Termination of Service. Unless otherwise determined by the Committee and reflected in the Restricted Stock Agreement:
(i)    If the Participant experiences a Termination of Service for any reason other than on account of death, Disability or Retirement, the Participant’s unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.
(ii)    If the Participant experiences a Termination of Service on account of death, Disability or Retirement, the Participant’s Restricted Stock Awards shall become 100% vested.
Section 8.    Restricted Stock Units.
(a)    General. Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement. No shares of

Stock shall be issued at the time a Restricted Stock Unit grant is made, and the Company will not be required to set aside a fund for the payment of any such Award; provided, however, that for purposes of Section 4(a) hereof, a share of Stock shall be deemed awarded at the time of grant.
(b)    Dividend Equivalents. Recipients of Restricted Stock Units may, in the sole discretion of the Committee, be entitled to an amount equal to the cash dividends paid by the Company upon one share of Stock for each Restricted Stock Unit then credited to such recipient’s account (“Dividend Equivalents”). To the extent a Participant receiving Restricted Stock Units is entitled to Dividend Equivalents, the Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, such Participant the Dividend Equivalents. This determination shall be made by the Committee as of the date of grant and irrevocably reflected within the terms of the applicable Restricted Stock Unit Agreement in a manner that is consistent with the requirements of Section 409A of the Code. In the event the Restricted Stock Unit Agreement does not specify the crediting and payment of Dividend Equivalents, any Dividend Equivalents shall be distributed to the Participant in a single cash payment within 90 days of the date on which such dividends are paid by the Company. A Participant’s Restricted Stock Unit Agreement may provide that Dividends Equivalents shall be subject to forfeiture to the same degree as the shares of Restricted Stock Units to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on Dividend Equivalents credited to a recipient’s account. The Committee may, in its sole discretion, determine whether to cause Dividend Equivalents credited to the account of a Participant to be replaced, from time to time, by an award of additional Restricted Stock Units of equal value. The Committee may, in its sole discretion, establish a procedure for the automatic replacement of Dividend Equivalents which have been so credited with Restricted Stock Units. The Committee shall specify such terms and conditions as shall apply to Dividend Equivalents (if any) in the Restricted Stock Unit Agreement.
(c)    Conditions of Grant. Restricted Stock Units awarded to any eligible individual shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Restricted Stock Unit Agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Unit Award, such action is appropriate.
(d)    Settlement of Restricted Stock Units. Upon a date or dates on or following the expiration of the restricted period, as may be set forth in a Participant’s Restricted Stock Unit Agreement, as shall be determined by the Committee (the “Settlement Date”), unless earlier forfeited, the Company shall settle the Restricted Stock Unit by delivering (i) a number of shares of Stock equal to the number of Restricted Stock Units then vested and not otherwise forfeited, and (ii) if applicable, a number of shares of Stock having a value equal to any unpaid Dividend Equivalents accrued with respect to the Restricted Stock Units. The Settlement Date(s) that are applicable to a Participant’s Award shall be determined by the Committee as of the date of grant and irrevocably reflected within the terms of the applicable Restricted Stock Unit Agreement in a manner that is consistent with the requirements of Section 409A of the Code. In the event the Restricted Stock Unit Agreement does not specify the manner in which a Restricted Stock Unit Award will be settled, the certificates evidencing the shares of Stock payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short term deferral exception under Section 409A of the Code. The Company may, in the Committee’s sole discretion, settle a Restricted Stock Unit Award in cash in lieu of the delivery of shares of Stock or partially in cash and partially in shares of Stock. A settlement in cash shall be based on the value of the shares of Stock otherwise to be delivered on the Settlement Date.
(e)    Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(f)    Automatic Grants of Restricted Stock Units to Directors.
(i)    Initial Grants. Each Director who is initially appointed or elected as such shall be automatically granted, without further action by the Board or the Committee, a number of Restricted Stock Units equal to the Annual Director Amount then in effect divided by the Fair Market Value per share of Stock on the date of grant.
(ii)    Annual Grants. Thereafter, during the term of the Plan and provided he or she is reelected as a Director, on the date of each of the Company’s Annual Meeting of Stockholders, each Director shall be automatically granted without further action by the Board or the Committee a number of Restricted Stock Units equal to the Annual Director Amount divided by the Fair Market Value per share of the Stock on the date of grant.
(iii)    Terms and Conditions of Grant. Restricted Stock Units granted to Directors pursuant to this subsection (e) shall (A) have a Settlement Date on the date of grant of such Restricted Stock Units, and (B) be entitled to Dividend Equivalents, which shall be paid upon the Settlement Date.
(g)    Termination of Service. Unless otherwise determined by the Committee and reflected in the Restricted Stock Unit Agreement:
(i)    If the Participant experiences a Termination of Service for any reason other than on account of death, Disability or Retirement, the Participant’s unvested Restricted Stock Unit Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Unit Awards shall become null and void.
(ii)    If the Participant experiences a Termination of Service on account of death, Disability or Retirement, the Participant’s Restricted Stock Unit Awards shall become 100% vested.
Section 9.    Profits Interest Units.
(a)    General. PIUs granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each PIU grant shall be evidenced by an Award agreement. For purposes of Section 4(a) hereof, one share of Stock shall be deemed awarded at the time of grant for each PIU granted.
(b)    Conditions of Grant. PIUs awarded to any eligible individual shall be subject to (i) forfeiture until the expiration of the restricted period, to the extent provided in the Award agreement, and to the extent such Awards are forfeited, all rights of the recipient to such Awards shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award agreement. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the PIUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the PIU Award, such action is appropriate.
Section 10.    Other Stock-Based Awards.
The Committee may grant any other cash, stock or stock-related Awards to any Eligible Person under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards and Stock bonuses, and may grant Stock or PIUs to eligible individuals in settlement of bonus awards under any bonus program or plan adopted by the Committee. Any such Awards and any related agreements shall contain such terms and conditions as the Committee deems appropriate, which Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.
Section 11.    Adjustment for Recapitalization, Merger, Etc.
(a)    Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares of Stock covered by each outstanding Award, the maximum number of shares of Stock with respect to which any one person may be granted Options in any calendar year, and the price per share thereof in each such Award may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment shall be conclusively determined by the Committee.
(b)    Change in Control. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, upon the occurrence of a Change in Control, in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion:
(i)    cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of an Option or other Award with an exercise price or similar provision shall equal the excess, if any, of the value of the consideration being paid for each share of Stock in such transaction over the Exercise Price of such Option or other Award shall conclusively be deemed valid);
(ii)    substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for shares of Stock subject to outstanding Awards;
(iii)    arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate or division or by the entity that controls such Affiliate or division following the transaction (as well as any corresponding adjustments to Awards that remain outstanding based upon Company securities); and
(iv)    after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.
No such adjustments may, however, materially change the value of benefits available to a Participant under an outstanding Award.
(v)    Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.
(vi)    Code Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing, (i) any adjustments made pursuant to this Section 11 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code unless the Participant consents otherwise, (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code unless the Participant consents otherwise, and (iii) the Committee shall not have the authority to make any adjustments under this Section 11 to the extent that the existence of such authority would cause an Award that is not intended to constitute nonqualified deferred compensation subject to Section 409A of the Code to be treated as nonqualified deferred compensation subject thereto.
Section 12.    Change in Control.
Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in an Award agreement, the Committee is authorized (but not obligated) to accelerate the exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event. Notwithstanding the foregoing, solely with respect to any Awards that are assumed or replaced pursuant to Section 11(b)(iii) hereof, upon the occurrence of any of the following events with respect to an Employee within one year after a Change in Control: (i) involuntary Termination of Service of the Employee by the Company or an Affiliate other than for Cause or (ii) voluntarily Termination of Service by the Employee for Good Reason, such Participant’s Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, shares of Restricted Stock shall become 100% vested, Restricted Stock Units shall become 100% vested and shall be settled upon such Termination of Service, and all other Awards shall become fully vested and/or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. Any Awards granted hereunder that are not assumed or replaced pursuant to Section 11(b)(iii) shall become fully vested and payable or exercisable immediately prior to such Change in Control and such Awards shall be settled or exercised in accordance with Section 11(b)(i), (ii) or (iv) hereof.
Notwithstanding the foregoing provisions of this Section 11, except as otherwise provided in an Award, no distribution will be made solely as a result of a Change in Control with respect to any Award that is considered to be “deferred compensation” for purposes of Section 409A of the Code unless the Company terminates the Plan and all other deferred compensation plans and accelerates the payment of all such deferred compensation in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B). The Committee shall have full authority and discretion to interpret this Section 12 and to implement any course of action with respect to any Award so as to satisfy the intent of this provision.
Section 13.    Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
Section 14.    Rights and Privileges as a Stockholder.
Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
Section 15.    Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

Section 16.    Compliance With Laws.
(a)    The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise of Options. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
(b)    Notwithstanding anything contained in the Plan to the contrary, no Participant will be permitted to acquire, or have any rights to acquire, shares of stock if such acquisition would be prohibited by the Stock ownership limits contained in the Company’s Charter.
Section 17.    Market Standoff Agreement.
As a condition of receiving any Award hereunder, the Participant agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the Participant will not sell or otherwise dispose of any Stock without prior written consent of the
Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.
Section 18.    Withholding Obligations.
As a condition to the exercise or vesting, as applicable, of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award. For purposes of this Section 18, the term “Company” shall be deemed to mean any Affiliate that may have a tax withholding obligation due to its relationship with a Participant.
Section 19.    Amendment of the Plan or Awards.
(a)    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 11 hereof, or which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.
(b)    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(c)    Amendment of Stock Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.
(d)    Prohibitions Relating to Repricing or Buying Out Options or Stock Appreciation Rights. Other than pursuant to Section 11, in no event shall the Committee be permitted, without approval by the Company’s stockholders, to reprice Options or stock appreciation rights or buyout underwater Options or stock appreciation rights by (i) lowering the exercise price per Share of any outstanding Option or stock appreciation right after the date of grant; (ii) cancelling an Option or a stock appreciation right at a time when the applicable exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action, including but not limited to amending the Plan or any Award, that has the same effect as clause (i), (ii) or (iii).
Section 20.    Termination or Suspension of the Plan.
The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
Section 21.    Effective Date of the Plan.
The Plan is effective as of March 8, 2018, the date upon which the Board approved the Plan.
Section 22.    Miscellaneous.
(a)    No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(b)    Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(c)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Texas without reference to the principles of conflicts of laws thereof.
(d)    Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(e)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.
(f)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(g)    Prohibition on Deferred Compensation. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Stock pursuant thereto, shall be set forth in the applicable Award agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision herein to the contrary, any Award issued under this Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Stock pursuant thereto. If an Award that that constitutes deferred compensation subject to Section 409A provides for payment or settlement upon the Participant’s Termination of Service, such settlement shall be delayed until the earlier of the first day of the seventh month following such Participant’s Termination of Service or the date of the Participant’s death to the extent necessary to satisfy the requirements of Section 409A(b)(2)(B)(i) of the Code.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of Directors for a one-year term expiring at the 2019 Annual Meeting of Stockholders
	1a.	William C. Bayless Jr.	☐	For	☐	Against	☐	Abstain
	1b.	William Blakeley Chandlee III	☐	For	☐	Against	☐	Abstain
	1c.	G. Steven Dawson	☐	For	☐	Against	☐	Abstain
	1d.	Cydney C. Donnell	☐	For	☐	Against	☐	Abstain
	1e.	Edward Lowenthal	☐	For	☐	Against	☐	Abstain
	1f.	Oliver Luck	☐	For	☐	Against	☐	Abstain
	1g.	C. Patrick Oles, Jr.	☐	For	☐	Against	☐	Abstain
	1h.	John T. Rippel	☐	For	☐	Against	☐	Abstain

2.	Approval of the American Campus Communities, Inc. 2018 Share Incentive Plan	☐	For	☐	Against	☐	Abstain
3.	Ratification of Ernst & Young as our independent auditors for 2018	☐	For	☐	Against	☐	Abstain
4.	To provide a non-binding advisory vote approving the Company’s executive compensation program	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change or Comments? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

AMERICAN CAMPUS COMMUNITIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 3, 2018
8:30 a.m. Central Time
12700 Hill Country Boulevard
Suite T-200
Austin, TX 78738

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2017 Annual Report to Stockholders are available in the Investor Relations section of our website at www.AmericanCampus.com under “SEC Filings”

American Campus Communities, Inc. 12700 Hill Country Boulevard, Suite T-200 Austin, TX 78738	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2018.
If no choice is specified, the proxy will be voted as the Board recommends on Items 1, 2, 3 and 4.
The undersigned hereby appoints William C. Bayless Jr. and Daniel B. Perry, or any of them, proxies of the undersigned, with full powers of substitution, to represent the undersigned and to vote all shares of Common Stock of American Campus Communities, Inc. held of record by the undersigned as of the close of business on March 12, 2018, on behalf of the undersigned at the Annual Meeting of Stockholders to be held on May 3, 2018, at 8:30 a.m., Central Time, at our corporate office located at 12700 Hill Country Boulevard, Suite T-200, Austin, Texas or at any adjournment or postponement thereof.
THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT IF NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS THE BOARD RECOMMENDS ON ITEMS 1, 2, 3 and 4.

Address Change/Comments
(Mark the corresponding box on the reverse side)

See reverse for voting instructions.